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                                                                   EXHIBIT 10.3

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              SENIOR SECURED LOAN FACILITY AND GUARANTY AGREEMENT

                                  dated as of

                                 April 30, 1999

                                     among

                           FREIGHT VICTORIA LIMITED,

                                  as Borrower

                               RAILAMERICA, INC.,
                          RAILAMERICA AUSTRALIA, INC.

                                      and
                        RAILAMERICA AUSTRALIA PTY LTD.,

                                 as Guarantors

                            The LENDERS named herein

                                      and

                               BARCLAYS BANK PLC,

                            as Administrative Agent

                          ---------------------------

                               BARCLAYS CAPITAL,

                                  as Arranger

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
                               TABLE OF CONTENTS

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                                                                                                            PAGE
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
ARTICLE I.        DEFINITIONS................................................................................1
      Section 1.1.  Defined Terms............................................................................1
      Section 1.2.  Interpretation..........................................................................14

ARTICLE II.       THE BRIDGE FACILITY.......................................................................14
      Section 2.1.  Commitments to Make Bridge Loans........................................................14
      Section 2.2.  Conversion to Term Loans; Term Loan Amortization........................................14
      Section 2.3.  Option to Exchange Term Loans for Exchange Notes........................................16
      Section 2.4.  Interest; Payment in Kind Option; Default Interest; Warrants............................16
      Section 2.5.  Mandatory Prepayment....................................................................18
      Section 2.6.  Optional Prepayment.....................................................................18
      Section 2.7.  Breakage Costs; Indemnity...............................................................18
      Section 2.8.  Effect of Notice of Prepayment..........................................................19
      Section 2.9.  Payments................................................................................19
      Section 2.10. Taxes...................................................................................20
      Section 2.11. Right of Set Off; Sharing of Payments, etc..............................................21
      Section 2.12. Certain Fees............................................................................22

ARTICLE III.      REPRESENTATIONS AND WARRANTIES............................................................22
      Section 3.1.  Transaction Documentation...............................................................22
      Section 3.2.  Organization; Powers....................................................................23
      Section 3.3.  Due Authorization and Enforceability....................................................23
      Section 3.4.  No Conflicts............................................................................23
      Section 3.5.  No Violations...........................................................................24
      Section 3.6.  Capital Stock; Subsidiaries.............................................................24
      Section 3.7.  Liens...................................................................................25
      Section 3.8.  No Violation of Regulations of Board of Governors of Federal Reserve
                        System..............................................................................25
      Section 3.9.  Governmental Regulations................................................................25
      Section 3.10. Financial Statements; No Undisclosed Liabilities........................................25
      Section 3.11. Full Disclosure.........................................................................26
      Section 3.12. Private Offering; Rule 144A Matters.....................................................26
      Section 3.13. Absence of Proceedings..................................................................26
      Section 3.14. Taxes...................................................................................26
      Section 3.15. Financial Condition; Solvency...........................................................27
      Section 3.16. No Material Adverse Change..............................................................27
      Section 3.17. Year 2000 Compliance....................................................................27
      Section 3.18. Use of Proceeds.........................................................................27
      Section 3.19. [Reserved.].............................................................................28
      Section 3.20. Title to Properties.....................................................................28
      Section 3.21. Environmental Matters; Australian Claims................................................28
      Section 3.22. Intellectual Property...................................................................28

ARTICLE IV.       COVENANTS OF THE BORROWER.................................................................28
      Section 4.1.  Financial Statements....................................................................28
      Section 4.2.  Certificates; Other Information.........................................................29
      Section 4.3.  [Reserved.].............................................................................29
      Section 4.4.  No Borrower Subsidiaries................................................................29
      Section 4.5.  Inspection of Property; Books and Records; Discussions..................................29
      Section 4.6.  Financial Condition Covenants of the Borrower...........................................29
      Section 4.7.  Limitation on Indebtedness..............................................................30

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
      Section 4.8.  Limitation on Liens.....................................................................31
      Section 4.9.  Limitation on Guarantee Obligations.....................................................31
      Section 4.10. Limitation on Fundamental Changes.......................................................31
      Section 4.11. Limitation on Sale of Assets............................................................31
      Section 4.12. Limitation on Restricted Payments.......................................................32
      Section 4.13. Limitation on Capital Expenditures......................................................32
      Section 4.14. Limitation on Investments, Loans and Advances...........................................32
      Section 4.15. Limitation on Optional Payments and Modifications of Debt Instruments
                        and Organizational Documentation, etc...............................................33
      Section 4.16. Limitation on Transactions with Affiliates..............................................33
      Section 4.17. Limitation on Sales and Leasebacks and Operating Leases.................................33
      Section 4.18. Limitation on Negative Pledge Clauses...................................................33
      Section 4.19. Limitation on Lines of Business.........................................................34
      Section 4.20. Change of Control.......................................................................34
      Section 4.21. Limitation on Change of Fiscal Year.....................................................34
      Section 4.22. Railroad Operating License..............................................................34
      Section 4.23. Year 2000 Compliance....................................................................34
      Section 4.24. Real Property Collateral located within New South Wales.................................34

ARTICLE V.        COVENANTS OF THE PARENT...................................................................34
      Section 5.1.  Financial Statements....................................................................35
      Section 5.2.  Certificates; Other Information.........................................................35
      Section 5.3.  Inspection of Property; Books and Records; Discussions..................................36
      Section 5.4.  Limitation on Modification of Credit Facility and Consortium Junior
                        Subordinated Debt Documents.........................................................36
      Section 5.5.  Year 2000 Compliance....................................................................36
      Section 5.6.  Agreements with Respect to Ferronor.....................................................36
      Section 5.7.  Limitation on Change of Fiscal Year.....................................................37
      Section 5.8.  Limitation on Guarantee Obligations.....................................................37
      Section 5.9.  Limitation on Fundamental Changes.......................................................37
      Section 5.10. Capital Contributions to the Borrower...................................................37
      Section 5.11. Limitation on Indebtedness..............................................................37
      Section 5.12. Limitation on Liens.....................................................................38
      Section 5.13. Financial Condition Covenants of the Parent.............................................38
      Section 5.14. Limitation on Restricted Payments.......................................................39
      Section 5.15. Limitation on Transactions with Affiliates..............................................39
      Section 5.16. Equipment Maintenance Agreement and Track Maintenance Agreement.........................39
      Section 5.17. Credit Facility Covenants...............................................................39

ARTICLE VI        COVENANTS OF THE BORROWER AND EACH GUARANTOR..............................................40
      Section 6.1.  Payment of Obligations..................................................................40
      Section 6.2.  Conduct of Business and Maintenance of Existence, etc...................................40
      Section 6.3.  Notices.................................................................................40
      Section 6.4.  Environmental Laws......................................................................41
      Section 6.5.  Maintenance of Property; Insurance......................................................41
      Section 6.6.  Further Assurances......................................................................42
      Section 6.7.  Delivery of Subordination Agreements....................................................42

ARTICLE VII.      CONDITIONS................................................................................42
      Section 7.1.  Corporate and Other Proceedings.........................................................42
      Section 7.2.  Concurrent Transactions.................................................................43
      Section 7.3.  No Material Loss........................................................................43
      Section 7.4.  No Event of Default.....................................................................43
      Section 7.5.  No Changes in Financial Markets.........................................................43

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
      Section 7.6.   Delivery of Opinions....................................................................44
      Section 7.7.   Solvency................................................................................44
      Section 7.8.   Payment of Fees.........................................................................44
      Section 7.9.   No Breach Under Engagement Letter or Fee Letter.........................................44
      Section 7.10.  Consents and Approvals..................................................................44
      Section 7.11.  Margin Regulations......................................................................45
      Section 7.12.  Absence of Certain Changes..............................................................45
      Section 7.13.  Net Capital.............................................................................45
      Section 7.14.  Business Plan; Pro Formas...............................................................45
      Section 7.15.  Filings, Registrations and Recordings...................................................45
      Section 7.16.  Railroad Operating License..............................................................46
      Section 7.17.  Consortium Junior Subordinated Debt.....................................................46

ARTICLE VIII.      TRANSFER OF THE LOANS.....................................................................47
      Section 8.1.   Transfer of the Loans...................................................................47
      Section 8.2.   Registration of Transfer or Exchange....................................................47
      Section 8.3.   Register................................................................................47

ARTICLE IX.        EVENTS OF DEFAULT.........................................................................48
      Section 9.1.   Events of Default.......................................................................48
      Section 9.2.   Rights and Remedies Cumulative..........................................................50
      Section 9.3.   Delay or Omission Not Waiver............................................................50
      Section 9.4.   Waiver of Past Defaults.................................................................50
      Section 9.5.   Rights of Lenders To Receive Payment....................................................50

ARTICLE X.         PERMANENT SECURITIES......................................................................50
      Section 10.1.  Permanent Securities....................................................................50

ARTICLE XI.        TERMINATION...............................................................................51
      Section 11.1.  Termination.............................................................................51
      Section 11.2.  Survival of Certain Provisions..........................................................51

ARTICLE XII.       SUBORDINATION OF PARENT GUARANTY..........................................................51
      Section 12.1.  Agreement to Subordinate................................................................51
      Section 12.2.  Certain Definitions.....................................................................51
      Section 12.3.  Liquidation; Dissolution; Bankruptcy....................................................52
      Section 12.4.  Default on Designated Senior Debt.......................................................52
      Section 12.5.  When Distribution Must Be Paid Over.....................................................53
      Section 12.6.  Notice by the Parent....................................................................53
      Section 12.7.  Subrogation.............................................................................53
      Section 12.8.  Relative Rights.........................................................................53
      Section 12.9.  Subordination May Not Be Impaired by the Parent.........................................54
      Section 12.10. Distribution or Notice to Representative................................................54
      Section 12.11. Rights of Administrative Agent..........................................................54
      Section 12.12  Authorization to Effect Subordination...................................................54
      Section 12.13. Amendments..............................................................................54
      Section 12.14. Collateral Not Affected.................................................................54

ARTICLE XIII       GUARANTY..................................................................................54
      Section 13.1.  The Guaranty............................................................................54
      Section 13.2. Limitation on Liability.................................................................56
      Section 13.3. Stay of Acceleration....................................................................56

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
ARTICLE XIV        INDEMNITY.................................................................................56
      Section 14.1.  Indemnification.........................................................................56
      Section 14.2.  Indemnity not Available.................................................................56
      Section 14.3.  Settlement of Claims....................................................................57
      Section 14.4.  Indemnity for Taxes, Reserves and Expenses..............................................57
      Section 14.5.  Survival of Indemnification.............................................................58
      Section 14.6.  Liability Not Exclusive; Payments.......................................................58

ARTICLE XV.        THE ADMINISTRATIVE AGENT..................................................................59
      Section 15.1.  Appointment.............................................................................59
      Section 15.2.  Delegation of Duties....................................................................59
      Section 15.3.  Exculpatory Provisions..................................................................59
      Section 15.4.  Reliance by the Administrative Agent....................................................59
      Section 15.5.  Notice of Default.......................................................................59
      Section 15.6.  Non-Reliance on the Administrative Agent, the Arranger and Other Lenders................60
      Section 15.7.  Indemnification.........................................................................60
      Section 15.8.  Administrative Agent, Arranger in their Individual Capacities...........................60
      Section 15.9.  Successor Administrative Agent..........................................................61
      Section 15.10. Limitation of Duties....................................................................61

ARTICLE XVI.       MISCELLANEOUS.............................................................................61
      Section 16.1.  Expenses; Documentary Taxes.............................................................61
      Section 16.2.  Notices.................................................................................61
      Section 16.3.  Consent to Amendments and Waivers.......................................................62
      Section 16.4.  Parties.................................................................................63
      Section 16.5.  NEW YORK LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL..........................63
      Section 16.6.  [Reserved.].............................................................................63
      Section 16.7   Marshalling; Recapture..................................................................64
      Section 16.8.  Limitation of Liability.................................................................64
      Section 16.9.  Independence of Covenants...............................................................64
      Section 16.10. Currency Indemnity......................................................................64
      Section 16.11. Waiver of Immunity......................................................................64
      Section 16.12. Freedom of Choice.......................................................................64
      Section 16.13. Successors and Assigns..................................................................65
      Section 16.14. Merger..................................................................................65
      Section 16.15. Severability Clause.....................................................................65
      Section 16.16. Representations, Warranties and Agreements To Survive Delivery..........................65
      Section 16.17. Confidentiality.........................................................................65

EXHIBIT(S)

Exhibit A.........Form of Assignment and Acceptance
Exhibit B.........Form of Warrant Agreement

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                                      iv

              SENIOR SECURED LOAN FACILITY AND GUARANTY AGREEMENT

                  THIS SENIOR SECURED LOAN FACILITY AND GUARANTY AGREEMENT, dated as of April 30, 1999 (as amended, restated and/or otherwise modified from time to time, this "AGREEMENT"), is by and among FREIGHT VICTORIA LIMITED (ACN 075 295 644), a company incorporated in the Australian Capital Territory (the "BORROWER"), RAILAMERICA, INC., a Delaware corporation, RAILAMERICA AUSTRALIA, INC., a Florida corporation, and RAILAMERICA AUSTRALIA PTY LTD. (ACN 079 392
993), a company incorporated in New South Wales, as Guarantors (each a "Guarantor" and, collectively, the "GUARANTORS"), the Lenders (as defined in
ARTICLE I) and BARCLAYS BANK PLC, as Administrative Agent.

                  The parties hereto agree as follows:

                                   ARTICLE I.

                                  DEFINITIONS

         Section 1.1. DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

                  "A$" means lawful money of the Commonwealth of Australia.

                  "ACQUISITION" means the transactions contemplated by the Acquisition Documentation.

                  "ACQUISITION AGREEMENT" means the Sale of Assets Agreement between the Seller and the Borrower dated as of February 22, 1999.

                  "ACQUISITION DOCUMENTATION" means, collectively, the Acquisition Agreement and the Infrastructure Lease and all exhibits, schedules and annexes thereto in each case as amended, supplemented or otherwise modified from time to time in accordance with SECTION 4.15.

                  "ADMINISTRATIVE AGENT" means Barclays Bank PLC, in its capacity as administrative agent for the Lenders hereunder, or any successor or replacement Administrative Agent, acting in such capacity.

                  "AFFECTED PARTY" means any Lender, any beneficial owner of any Lender, and their respective successors and assigns.

                  "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this Agreement, "control" of a Person means the power, directly or indirectly, either to (a) vote 5% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Neither the Lenders, the Arranger, the Administrative Agent, the Security Trustee nor any of their respective Affiliates will be treated as an Affiliate of the Borrower, Holdco or any Guarantor for purposes of this Agreement or any other Loan Document.

                  "AGREEMENT" has the meaning specified in the preamble to this Agreement.

                  "APPLICABLE MARGIN" means 500 basis points at all times through and including the date that is 90 days subsequent to the Closing Date, increasing by an additional 50 basis points on the last day of each 90-day period (including the first such 90-day period) for so long as any Loans are outstanding, and subject to further increase pursuant to the provisions of
SECTION 2.4(G) and subject to SECTIONS 2.4(D) and (E).

                  "ARRANGER" means Barclays Capital, the investment banking division of Barclays Bank PLC.

                  "ASSET SALE" means the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices but in any event on an arm's length basis.

                  "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of EXHIBIT A or such other form as shall be approved by the Administrative Agent.

                  "BANKRUPTCY LAW" means (i) Chapter 5 of the Corporations Law of Australia, (ii) Title 11 of the U.S. Code or (iii) any other law of the United States, any political subdivision thereof, Australia, any state or territory thereof or any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

                  "BENEFICIAL OWNER" and "BENEFICIAL OWNERSHIP" each has the meaning defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act.

                  "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America or any successor thereto.

                  "BOCA RATON PROPERTY" means that certain real estate constituting an office building located in Boca Raton, Florida and owned on the Closing Date by Plainview Terminal Company, a Wholly Owned Subsidiary of the Parent.

                  "BORROWER" has the meaning specified in the preamble to this Agreement.

                  "BORROWER TAXES" means all taxes, assessments, fees, withholdings and other governmental charges payable by any Guarantor, the Borrower or Holdco (and any affiliated group of which any such party is now or has been members) in respect of their incomes, franchises, businesses, properties or otherwise.

                  "BORROWER TAX LIENS" means Liens for Borrower Taxes other than Liens for current taxes not yet due and payable.

                  "BRIDGE LOAN" means a loan made by any Lender to the Borrower pursuant to SECTION 2.1.

                  "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, New York, London, England, Sydney, New South Wales or a place of payment are authorized or required by law to remain closed and on which banks are open for dealings in dollar deposits in the London interbank market.

                  "CAPITAL EXPENDITURES" means, for any period, with respect to any Person, the aggregate of all expenditures by such Person and its subsidiaries for the acquisition or leasing (pursuant to a Financing Lease) of fixed or capital assets or additions to equipment (including replacements and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its subsidiaries.

                  "CAPITAL LEASE OBLIGATIONS" means as to any Person, the obligations of such Person to pay rent or other amounts under any Financing Lease, and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "CAPITAL MARKETS TRANSACTION" has the meaning specified in
SECTION 2.5(A).

                  "CAPITAL STOCK" means any and all shares of capital stock of a corporation, and any and all equivalent ownership interests in a Person (other than a corporation) including, without limitation, options, warrants and similar rights with respect to shares of capital stock of a corporation.

                  "CAPITALIZED INFRASTRUCTURE COSTS" means all costs relating to infrastructure (railroad ties and tracks) which are permitted to be capitalized pursuant to GAAP.

                  "CAPITALIZED MAINTENANCE COSTS" means all maintenance costs related to rolling stock which are permitted to be capitalized pursuant to GAAP.

                  "CARRY OVER AMOUNT" has the meaning specified in SECTION 4.13(B).

                  "CASH EQUIVALENTS" means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) demand deposits, certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of twelve months or less from the date of the acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or Australia or any state thereof whose unsecured long term indebtedness is rated A or better by S&P; (c) commercial paper of (i) an issuer rated at least A-1 by S&P or P-1 by Moody's, or carrying an equivalent ratings by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally or (ii) the holding company of any Lender, and, in either case, maturing within twelve months from the date of acquisition; and (d) money market funds the assets of which consist primarily of obligations of the types referred to in clauses (a) through (c) above.

                  "CASH INTEREST EXPENSE" means, for any period with respect to any Person, total interest expense payable in cash (including that attributable to Capital Lease Obligations payable in cash) of such Person and its subsidiaries on a consolidated basis for such period with respect to all outstanding Indebtedness of such Person and its subsidiaries on a consolidated basis, determined in accordance with GAAP, net of cash interest income of such Person and its subsidiaries on a consolidated basis for such period (determined in accordance with GAAP).

                  "CHANGE OF CONTROL" means the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof), of shares representing more than 20% of the Voting Stock of the Parent.

                  "CHANGE OF CONTROL OFFER" has the meaning specified in
SECTION 4.20(A).

                  "CHANGE OF CONTROL PAYMENT" has the meaning specified in
SECTION 4.20(A).

                  "CHANGE OF CONTROL PAYMENT DATE" has the meaning specified in
SECTION 4.20(A).

                  "CLOSING DATE" means the date on which the Bridge Loans are funded and the conditions set forth in ARTICLE VII are satisfied or waived by the Administrative Agent.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any regulation promulgated thereunder.

                  "COLLATERAL" means all assets of any Guarantor, the Borrower and Holdco, now owned or hereafter acquired, upon which a Lien is purported to be created by any Collateral Document.

                  "COLLATERAL DOCUMENTS" means the collective reference to the
(i) Share Pledge Agreement (Prenda Mercantil de Acciones) by and between the Parent and the Security Trustee, dated on or about the Closing Date, and relating to the pledge of shares in Holdco, (ii) RailAmerica Deed of Security by and between the Borrower and the Security Trustee, dated on or about the Closing Date, (iii) RailAmerica Equitable Mortgage of Shares by and among RailAmerica Florida, RailAmerica Pty and the Security Trustee, dated on or about the Closing Date, (iv) Security Trust Deed RailAmerica Security Trust by and between the Borrower, the Guarantors and the Security Trustee, dated on or about the Closing Date, (v) the several Deeds of Trust and (vi) the Subordination Agreements; as each such document in (i) through (vi) above may be amended, modified or supplemented from time to time in accordance with the terms thereof.

                  "COMMITMENT" means, with respect to any Lender, the amount set forth opposite such Lender's signature on the signature pages of this Agreement.

                  "COMMITMENT LETTER" means the Bridge Commitment Letter (including the exhibits thereto and incorporated by reference therein), dated April 12, 1999, as amended, by and among the Borrower, the Parent and Barclays Bank PLC.

                  "COMMONLY CONTROLLED ENTITY" means an entity, whether or not incorporated, which is under common control with the Parent or the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Parent or the Borrower and which is treated as a single employer under Section 414 of the Code.

                  "CONSOLIDATED" or "CONSOLIDATED" means when used in respect of any subsidiary or any financial statements or financial term relating to the Parent and its Subsidiaries, refers to the Parent and the subsidiaries of the Parent whose accounts are consolidated with the Parent's accounts in accordance with GAAP.

                  "CONSORTIUM MEMBERS" means, collectively, Macquarie Bank Limited, ABB Engineering Construction Pty Ltd. and A. Goninan and Co. Ltd.

                  "CONSORTIUM JUNIOR SUBORDINATED DEBT AGREEMENTS" means, collectively, (a) those certain Convertible Mezzanine Debt Facility Agreements, dated on or about the Closing Date (or shortly thereafter if funds are provided on the Closing Date pursuant to commitment or similar agreements requiring further documentation between the parties following the Closing Date as described below), between the Borrower and each of ABB Engineering Construction Pty Ltd. and A. Goninan and Co. Ltd. or their respective Affiliates pursuant to which each such Person has advanced A$3,000,000 to the Borrower on a basis fully subordinated to the Lenders, and any commitment or similar letters or agreements relating thereto pursuant to which funds are advanced to the Borrower by either such Person or their respective Affiliates on or about the Closing Date (which commitment or similar letters may provide for the negotiation, execution and delivery of additional loan documents satisfactory to the Administrative Agent shortly after the Closing Date), (b) the agreements, notes and other documentation (including binding term sheets, commitment letters and the like) relating to the loan made on the Closing Date by Macquarie Bank Ltd. or its Affiliates to the Parent in the amount of A$4,000,000 in the form of convertible subordinated notes, and (c) the agreements, notes or other documentation relating to the subordinated intercompany loan made on or about the Closing Date by the Parent to the Borrower in the amount of A$4,000,000. With respect to the agreements, documents and transactions described (a), (b) and (c), each of the Borrower and each Guarantor hereby represents and warrants to the Administrative Agent and the Lenders that (i) the loans described above have been fully funded on the Closing Date, (ii) neither interest nor principal shall be payable while any Obligations are outstanding, (ii) the terms of such loans provide that events of default may not be declared or remedies or action taken against the relevant obligor to enforce any of such obligor's obligations thereunder while the Obligations are outstanding, (iii) the terms of such loans prohibit any optional or mandatory prepayment thereof, (iv) the terms of such loans do not provide for any guarantee by any Affiliate of the Parent, and no such guarantee has been provided, (v) each of the Parent, the Borrower and such lenders will enter into valid, binding and enforceable Subordination Agreements within 21 days after the Closing Date in a form satisfactory to the Administrative Agent and the Lender.

                  "CONSORTIUM JUNIOR SUBORDINATED DEBT DOCUMENTS" means, collectively, the Consortium Junior Subordinated Debt Agreements and the Subordination Agreements.

                  "CONTRACTUAL OBLIGATION" means as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "CONVERSION DATE" means the date, if any, on which the Bridge Loans convert to Term Loans in accordance with SECTION 2.2.

                  "CONVERSION DEFAULT" means the occurrence of any Default or Event of Default under SECTIONS 9.1(A), 9.1(D)(I), 9.1(D)(II) or 9.1(E).

                  "CONVERSION FEE AMOUNT" means two percent (2%) of the principal amount of the Bridge Loan being converted to a Term Loan pursuant to
SECTION 2.2.

                  "CREDIT FACILITY" means the Amended and Restated Loan Agreement, dated as of March 30, 1999, among the Parent, certain subsidiaries of the Parent (excluding the Borrower), National Bank of Canada, as agent and as lender, and each other financial institution which becomes a party thereto from time to time in accordance with the terms thereof.

                  "CUSTODIAN" means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator, custodian or similar official under any Bankruptcy Law.

                  "DEEDS OF CHARGE" means, collectively, the (i) Chargees Deed of Covenant, dated on or about the Closing Date, between the Security Trustee and the Director of Public Transport, (ii) Chargees [Counterparty Deed of Covenant], dated on or about the Closing Date, between the Security Trustee and Met Train 1, (iii) Chargees [Counterparty] Deed of Covenant, dated on or about the Closing Date, between the Security Trustee and the Public Transport Corporation, (iv) Chargees [Counterparty] Deed of Covenant, dated on or about the Closing Date, between the Security Trustee and V/Line Freight, (v) Chargees [Counterparty] Deed of Covenant, dated on or about the Closing Date, between the Security Trustee and Met Train 2, (vi) Chargees [Counterparty] Deed of Covenant, dated on or about the Closing Date, between the Security Trustee and the Director of Public Transport, (vii) Chargees [Counterparty] Deed of Covenant, dated on or about the Closing Date, between the Security Trustee and Victorian Rail Track and (viii) Chargees [Counterparty] Deed of Covenant, dated on or about the Closing Date, between the Security Trustee and V/Line Passenger Corporation.

                  "DEFAULT" means any event that, with the passage of time, the giving of notice or both, would constitute an Event of Default.

                  "DOLLARS" or "$" means lawful money of the United States of America.

                  "EBITDA" means with respect to any Person for any period, Net Income of such Person for such period PLUS, without duplication and to the extent reflected as a charge in the statement of such Net Income for such period, the sum of (a) total income tax expense, (b) Cash Interest Expense, (c) depreciation and amortization expense and (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, MINUS, to the extent included in the statement of such Net Income for such period, the sum of
(a) interest income, (b) any extraordinary income or gains and (c) any other noncash income, all as determined on a consolidated basis.

                  "ENGAGEMENT LETTER" means the engagement letter, dated as of April 12, 1999, by and between the Parent and Barclays Capital.

                  "ENVIRONMENT" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

                  "ENVIRONMENTAL LAWS" means any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any foreign government, Australia, the United States, or any state, local, municipal or other Governmental Entity, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, natural resources, or health and safety matters, as has been, is now, or at any time hereafter is, in effect.

                  "ENVIRONMENTAL PERMITS" means any and all permits, licenses, registrations, approvals, notifications, exemptions and any other authorization required under any Environmental Law.

                  "EQUIPMENT MAINTENANCE AGREEMENT" means that certain agreement to be entered into between the Borrower and A. Goninan and Co. Ltd. substantially in accordance with the terms of that certain Heads of Agreement relating to such Equipment Maintenance Agreement delivered by the Borrower to the Administrative Agent and the Lenders on the Closing Date, as accepted by the Administrative Agent in accordance with SECTION 5.16, such Equipment Maintenance Agreement to be reasonably acceptable to the Administrative Agent, together with the referenced Heads of Agreement and the Asset Sale Deed between the Borrower and A. Goninan and Co. Ltd. dated as of the Closing Date.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any regulation promulgated thereunder.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Parent or any of its subsidiaries is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  "EVENT OF DEFAULT" means any of the events specified in
SECTION 9.1.

                  "EXCESS CASH FLOW" means, for any fiscal year of the Borrower, (a) Net Operating Cash Flow, MINUS (b) the sum of (i) optional prepayments of the Loans and (ii) scheduled principal payments on the Term Loans.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXCHANGE NOTE INDENTURE" means the indenture relating to the Exchange Notes as contemplated by SECTION 2.3(A).

                  "EXCHANGE NOTES" means those certain notes of the Borrower, guaranteed by each Guarantor, which may be issued in exchange for certain Term Loans pursuant to SECTION 2.3.

                  "FEE LETTER" means that certain funding fee letter, dated April 27, 1999, by and among the Borrower, the Parent and Barclays Bank PLC.

                  "FERRONOR" means Empresa de Transporte Ferroviario S.A., a company incorporated and existing pursuant to the laws of the Republic of Chile.

                  "FINANCING LEASE" means any lease (or other similar arrangement conveying the right to use) of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                  "FIXED INTEREST RATE" means the interest rate applicable to any Fixed Rate Loan.

                  "FIXED RATE LOAN" means any Term Loan as to which any Lender has exercised its fixed rate option pursuant to SECTION 2.4(B).

                  "FIXED RATE PREMIUM PERCENTAGE" means (i) at any time on or prior to the fourth anniversary of the Conversion Date, the product of fifty percent (50%) and the Fixed Interest Rate on the Loans being prepaid, (ii) at any time after the fourth anniversary of the Conversion date through the fifth anniversary of the Conversion Date, the product of thirty-seven and one-half percent (37.5%) and the Fixed Interest Rate on the Loans being prepaid, (iii) at any time after the fifth anniversary of the Conversion Date through the sixth anniversary of the Conversion Date, the product of twenty-five percent (25%) and the Fixed Interest Rate on the Loans being prepaid, (iv) at any time after the sixth anniversary of the Conversion Date through the seventh anniversary of the Conversion Date, the product of twelve and one-half percent (12.5%) and the Fixed Interest Rate on the Loans being prepaid, and (v) at any time after the seventh anniversary of the Conversion Date, zero.

                  "GAAP" means with respect to the financial statements or other financial information of any Person, generally accepted accounting principles in the United States of America which are in effect from time to time.

                  "GOVERNMENTAL ENTITY" means the government of the United States of America, any other nation (including, but not limited to, the government of Australia or any state or territory thereof) or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "GUARANTEE" of or by any Person (the "GUARANTOR") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation (including, without limitation, indemnification obligations with respect to performance or surety bonds) of any other Person (the "PRIMARY OBLIGOR") and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; PROVIDED, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  "GUARANTIED OBLIGATIONS" has the meaning specified in SECTION 13.1.

                  "GUARANTORS" has the meaning specified in the preamble to this Agreement.

                  "GUARANTY" means the guarantee by each of the Guarantors pursuant to ARTICLE XIII hereof.

                  "HOLDCO" means RailAmerica de Chile S.A., a company incorporated and existing pursuant to the laws of the Republic of Chile.

                  "INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind held by it or for its account, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "INDEMNIFIED PARTY" has the meaning specified in SECTION
14.1.

                  "INDEMNIFYING PARTY" has the meaning specified in SECTION
14.1.

                  "INFRASTRUCTURE LEASE" means the Primary Infrastructure Lease dated on or about the Closing Date, as amended by a letter agreement dated on or about the Closing Date, between the Seller and the Borrower.

                  "INSOLVENCY" means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "INTEREST COVERAGE RATIO" means for any period with respect to any Person, the ratio of (a) EBITDA of such Person and its subsidiaries on a consolidated basis for such period to (b) Cash Interest Expense of such Person and its subsidiaries on a consolidated basis for such period.

                  "INTEREST PAYMENT DATE" means (i) a Scheduled Interest Payment Date and (ii) the date of any prepayment of all or any portion of the principal of the Loans.

                  "INTEREST PERIOD" means (i) with respect to any Loan other than a Fixed Rate Loan, the period commencing on and including the Closing Date or the last day of the prior Interest Period, as the case may be, and ending on the numerically corresponding date in the third month thereafter, or such shorter period as may be acceptable to the Administrative Agent, PROVIDED, HOWEVER, that if any interest period would end on a day other than a Business Day, such Interest Period shall be extended until the next succeeding Business Day unless the next Business Day would fall in the next quarterly period, in which case such Interest Period shall end on the next preceding Business Day and (ii) with respect to any Fixed Rate Loan, the period commencing on and including the last day of the prior Interest Period and ending on the numerically corresponding date in the sixth month thereafter. Notwithstanding the foregoing, no Interest Period may extend beyond the Maturity Date and each Interest Period that would otherwise commence before and end after the Maturity Date shall end on the Maturity Date.

                  "INTEREST RATE" means the sum of (i) LIBOR and (ii) the Applicable Margin.

                  "LENDERS" means (a) each financial institution that has executed a counterpart to this Agreement (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance.

                  "LEVERAGE RATIO" means, on the date of any determination thereof with respect to any Person, the ratio of (a) Indebtedness of such Person and its subsidiaries on a consolidated basis on such date to (b) EBITDA of such Person and its subsidiaries on a consolidated basis for the four full fiscal quarters ending on such date (except during fiscal year 2000, in which case EBITDA shall be annualized as set forth in SECTION 4.6(C)(I) or SECTION 5.13(B)(I), as the case may be).

                  "LIBOR" means, the rate per annum appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of the applicable Interest Period, as the rate for dollar deposits with a three-month maturity period or such shorter Interest Period as may be acceptable to the Administrative Agent. In the event that such rate is not available at such time for any reason, then "LIBOR" for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits of $5,000,000 and for a three-month maturity (or such shorter period as may be acceptable to the Administrative Agent) are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any Financing Lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "LOAN" means a Bridge Loan or a Term Loan.

                  "LOAN DOCUMENTS" means this Agreement, the Collateral Documents and the Fee Letter.

                  "LOAN LIABILITIES" means all direct or indirect debts, liabilities and other obligations of the Borrower or any Guarantor of any and every type and description at any time arising under or in connection with this Agreement or any other Loan Document to the Administrative Agent, the Security Trustee, the Arranger, to any Lender or to any Indemnified Party or their respective successors, transferees or assigns, whether or not the right of such Person to payment in respect of such obligations and liabilities is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy case or insolvency or liquidation proceeding, and shall include all liabilities for principal of and interest on the Loans and all other liabilities of the Borrower or any Guarantor under the Loan Documents for any fees, costs, taxes, expenses, indemnification and other amounts payable thereunder.

                  "LOAN REGISTER" means the register maintained by the Administrative Agent on behalf of the Borrower pursuant to SECTION 8.3.

                  "MAJORITY LENDERS" means, at any time, Lenders holding at least a majority of the then aggregate unpaid principal balance of the Loans or, if no such principal amount is then outstanding, Lenders having at least a majority of the total Commitments; PROVIDED that for purposes hereof, neither the Borrower nor any of its Affiliates shall be included in (i) the Lenders holding such amount of the Loans or having such amount of the Commitments or
(ii) determining the aggregate unpaid principal amount of the Loans or the total Commitments.

                  "MARGIN STOCK" has the meaning assigned in Regulation U issued by the Board.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(a) the Acquisition, (b) the business, assets, operations, prospects or condition, financial or otherwise, of any Guarantor, Holdco, Ferronor or the Borrower, (c) the ability of any Guarantor, Holdco or the Borrower to perform any of their respective obligations under this Agreement or any other Loan Document or (d) the validity or enforceability of this Agreement or any other Loan Document or the rights of or benefits available to the Administrative Agent, the Security Trustee or the Lenders under this Agreement.

                  "MATERIAL CONTRACTS" has the meaning specified in SECTION 3.4(A).

                  "MATERIAL ENVIRONMENTAL AMOUNT" means an amount payable by any Guarantor, Holdco, Ferronor or the Borrower under any Environmental Law in excess of $1,000,000 for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof.

                  "MATERIALS OF ENVIRONMENTAL CONCERN" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactive materials, and any other substances of any kind, whether or not any such substance is defined as hazardous or toxic under any Environmental Law or that could give rise to liability under any Environmental Law.

                  "MATURITY DATE" means the date that is one year after the Closing Date unless such date is extended in accordance with SECTION 2.2.

                  "MOODY'S" means Moody's Investors Service, Inc.

                  "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "NET CASH PROCEEDS" means the aggregate cash proceeds received (including any cash and Cash Equivalents and cash payments received by way of deferred payment of principal pursuant to a note, an installment receivable or otherwise), from any Capital Markets Transaction, net, (i) in the case of an Asset Sale, of attorneys' fees, accountants' fees, investment banking fees, brokers' and underwriters' commissions paid to third parties, amounts required to be applied to the repayment of Indebtedness secured by a

Lien expressly permitted hereunder on any asset which is the subject of the Asset Sale (other than any Lien in favor of the Security Trustee for the benefit of the Lenders) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements with any Person) and (ii) in connection with any issuance or sale of Capital Stock or debt securities or instruments or the incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountant's fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

                  "NET INCOME" means with respect to any Person for any period, the net income (or loss) of such Person for such period, determined in accordance with GAAP.

                  "NET OPERATING CASH FLOW" means with respect to the Borrower, for any period of determination, (a) net cash from operating activities calculated in accordance with GAAP MINUS (b) net cash used in operating activities calculated in accordance with GAAP.

                  "NET WORTH" means at a particular date, as to the Borrower, the sum of (i) the amount which would be included under stockholders' equity on a consolidated balance sheet of the Borrower determined on a consolidated basis in accordance with GAAP, (ii) Permitted Subordinated Indebtedness and (iii) preferred stock of the Borrower not otherwise included under (i) above.

                  "OBLIGATIONS" means all now existing and hereafter arising obligations and liabilities of any of the Borrower and the Guarantors to any and all of the Lenders, the Arranger, the Security Trustee and the Administrative Agent arising under or in connection with the Loan Documents, whether absolute or contingent, and whether for principal, interest, penalties, premium, fees, indemnifications, reimbursements, damages (including liquidated damages), or otherwise and specifically including post-petition interest (whether or not an allowable claim).

                  "OFFERING DOCUMENTS" means an offering memorandum or prospectus together with such other documents, instruments and agreements as the Arranger may request pursuant to the terms of the Engagement Letter in connection with the issuance of the Permanent Securities.

                  "OFFICER" means, with respect to any Person, the chairman of the board, the chief executive officer, the president, the chief operating officer, the chief financial officer, a director, the treasurer, any assistant treasurer, the controller, the secretary or any vice president of such Person.

                  "OFFICERS' CERTIFICATE" means a certificate signed on behalf of either the Borrower or any Guarantor by an Officer of the Borrower or any Guarantor, as the case may be, who must be the principal executive officer, a vice chairman, the principal financial officer, the treasurer or the principal accounting officer of the Borrower or any Guarantor, as the case may be.

                  "OTHER TAXES" has the meaning specified in SECTION 2.10(B).

                  "PARENT" means RailAmerica, Inc., a Delaware corporation.

                  "PARTICIPANT" has the meaning specified in SECTION 8.1(B).

                  "PARTICIPATIONS" has the meaning specified in SECTION 8.1(B).

                  "PAYMENT BLOCKAGE NOTICE" has the meaning specified in
SECTION 12.4.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "PERMANENT SECURITIES" means (1) the Senior Subordinated Notes or (2) any Capital Stock or other equity interests of any Guarantor, any Guarantor Subsidiary or the Borrower issued after the Closing Date.

                  "PERMITTED JUNIOR SECURITIES" has the meaning specified in
SECTION 12.2.

                  "PERMITTED BORROWER LIENS" means liens described in clauses
(a) through (e) of SECTION 4.8.

                  "PERMITTED PARENT LIENS" means liens described in clauses (a) through (e) of SECTION 5.12.

                  "PERMITTED SUBORDINATED INDEBTEDNESS" means Indebtedness of the Parent or its Subsidiaries which is subordinated to the Obligations in a manner satisfactory to the Majority Lenders, including the Indebtedness incurred pursuant to the Consortium Junior Subordinated Debt Agreements.

                  "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Entity or other entity.

                  "PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Parent or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "PREPAYMENT DATE" has the meaning specified in SECTION 2.8.

                  "PRO FORMA BORROWER BALANCE SHEET" has the meaning specified in SECTION 3.10(A).

                  "PRO FORMA PARENT BALANCE SHEET" has the meaning specified in
SECTION 3.10(A).

                  "PROJECTED BORROWER BALANCE SHEET" has the meaning specified in SECTION 3.10(A).

                  "PROJECTED PARENT FINANCIAL STATEMENTS" has the meaning specified in SECTION 3.10(A).

                  "PROJECTIONS" has the meaning specified in SECTION 5.2(C).

                  "RAILAMERICA FLORIDA" means RailAmerica Australia, Inc., a Florida corporation.

                  "RAILAMERICA PTY" means RailAmerica Australia Pty Ltd., a company incorporated in New South Wales.

                  "RAILROAD OPERATING LICENSE" means accreditation as an (a) operator of rolling stock and a manager of access/infrastructure under Division 3 of Part VI of the Transport Act 1983 (Vic.) and (b) operator in New South Wales under the Rail Safety Act 1993 (NSW).

                  "REGULATION D" means Regulation D promulgated by the SEC, as the same may be amended or supplemented from time to time.

                  "REORGANIZATION" means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
Section 4241 or ERISA.

                  "REPORTABLE EVENT" means any of the events set forth in
Section 4043(c) of ERISA.

                  "REPRESENTATIVE" has the meaning specified in SECTION 12.2.

                  "REQUEST" has the meaning specified in SECTION 10.1(B).

                  "REQUIREMENT OF LAW" means as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Entity, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "RESPONSIBLE OFFICER" of any corporation shall mean any executive officer or financial officer of such corporation.

                  "S&P" means Standard & Poor's Corporation.

                  "SCHEDULED INTEREST PAYMENT DATE" means the last day of an Interest Period.

                  "SEC" means the Securities and Exchange Commission.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SECURITY TRUSTEE" means Barclays Bank PLC, acting through its Sydney branch, or any successor or replacement Security Trustee, acting in such capacity.

                  "SELLER" means V/Line Freight Corporation, a statutory corporation formed by the government of the State of Victoria, Australia.

                  "SENIOR DEBT" has the meaning specified in SECTION 12.2.

                  "SENIOR OBLIGATIONS" has the meaning specified in SECTION
12.2.

                  "SENIOR SUBORDINATED NOTES" means securities of the Parent having terms and conditions generally not materially adverse to the Parent as compared with the terms and conditions outlined in the Engagement Letter, PROVIDED that the pricing of the Senior Subordinated Notes shall be determined based upon prevailing market conditions and the creditworthiness of the Parent and its Subsidiaries, each as of the date of issuance of the Senior Subordinated Notes.

                  "SINGLE EMPLOYER PLAN" means any Plan which is covered by Title IV of ERISA, but is not a Multiemployer Plan.

                  "SOLVENT", when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, (d) such Person will be able to pay its debts as they mature and (e) is not insolvent under administration or insolvent (each as defined in the Australian Corporations Law ("CORPORATIONS LAW")), has not had a Controller (as defined in the Corporations Law) appointed and is not (i) in receivership, (ii) in receivership and management, (iii) in liquidation, (iv) in provisional liquidation, (v) under administration, (vi) wound up, (vii) subject to any arrangement, assignment or composition, (viii) protected from creditors under any statute, or (ix) dissolved (other than to carry out a reconstruction while solvent and with the approval of the Lenders). For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

                  "SUBORDINATION AGREEMENTS" means those certain Deeds of Subordination, dated on or about the Closing Date, among the Borrower, each Guarantor and the Consortium Members providing for subordination of the Indebtedness represented by the Consortium Junior Subordinated Debt Agreements to the Obligations, and other terms satisfactory to the Agent in its sole discretion.

                  "SUBSIDIARY" means, with respect to any Person (the "PARENT") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "SUBSIDIARY" means any subsidiary, direct or indirect, of the Parent. For the avoidance of doubt, the Borrower shall be deemed to be a subsidiary of the Parent for all purposes of this Agreement and the other Loan Documents.

                  "TAXES" has the meaning specified in SECTION 2.10(A).

                  "TERM LOAN" means a loan deemed made on the Conversion Date, if any, by a Lender to the Borrower pursuant to SECTION 2.2 to refinance a Bridge Loan.

                  "TRACK MAINTENANCE AGREEMENT" means that certain agreement to be entered into between the Borrower and ABB Engineering Construction Pty Ltd. substantially in accordance with the terms of that certain Heads of Agreement relating to such Track Maintenance Agreement delivered by the Borrower to the Administrative Agent and the Lenders on the Closing Date, as accepted by the Administrative Agent in accordance with SECTION 5.16, such Track Maintenance Agreement to be reasonably acceptable to the Administrative Agent, together with the referenced Heads of Agreement and the Asset Sale Deed between the Borrower and ABB Engineering Construction Pty Ltd. dated as of the Closing Date.

                  "TRANSACTIONS" means, collectively, the Acquisition, the related financing transactions and each of the other transactions contemplated by the Transaction Documents.

                  "TRANSACTION DOCUMENTS" means the Loan Documents, the Acquisition Documentation, the Consortium Junior Subordinated Debt Documents, the Equipment Maintenance Agreement and the Track Maintenance Agreement.

                  "TRANSFEREE" has the meaning specified in SECTION 16.17.

                  "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended.

                  "VOTING STOCK" means, with respect to any Person at any time, the Capital Stock of such Person that is at such time entitled to vote in the election of the board of directors of such Person.

                  "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person, 100% of the Capital Stock and other equity interests of which are owned directly or indirectly by such Person (other than directors or qualifying shares).

                  "WITHDRAWAL LIABILITIES" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  "YEAR 2000 COMPLIANT" has the meaning specified in SECTION
3.17.

                  "YEAR 2000 PROBLEM" has the meaning specified in SECTION
3.17.

         Section 1.2. INTERPRETATION. In this Agreement, the singular includes the plural and the plural includes the singular; words implying any gender include the other genders; references to any section, exhibit or schedule are to sections, exhibits or schedules hereto unless otherwise indicated; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; "including" following a word or phrase shall not be construed to limit the generality of such word or phrase; and an account term not otherwise defined has the meaning assigned to it in accordance with GAAP.

                                  ARTICLE II.
                              THE BRIDGE FACILITY

         Section 2.1. COMMITMENTS TO MAKE BRIDGE LOANS. In reliance upon the representations and warranties of the Borrower and each Guarantor set forth herein and subject to the terms and conditions herein set forth, each of the Lenders severally agrees to make a Bridge Loan to the Borrower on the Closing Date in the amount of such Lender's Commitment. The proceeds of each Bridge Loan shall be disbursed by wire transfer prior to 4:00 p.m. (Sydney time) on the Closing Date as provided in written instructions delivered by the Borrower to the Administrative Agent three Business Days prior to the Closing Date. The Administrative Agent shall give each Lender prompt notice by telephone or facsimile transmission of the Borrower's instructions with respect to each Bridge Loan. The Commitment of each Lender shall be reduced to zero immediately after the making of a Bridge Loan by such Lender on the Closing Date. Each Bridge Loan will mature on the Maturity Date. The unpaid principal balance of the Bridge Loans, together with all accrued and unpaid interest thereon, shall become due and payable on the Maturity Date unless the Conversion Date occurs, in which case the unpaid principal balance of the Term Loans, together with all accrued and unpaid interest thereon, shall become due and payable on the date that is ten years after the Closing Date.

                  Section 2.2. CONVERSION TO TERM LOANS; TERM LOAN
AMORTIZATION.

                  (a) If, on the Maturity Date: (i) no Conversion Default exists and is continuing, (ii) the Administrative Agent receives an Officers' Certificate from the Borrower certifying to the foregoing and requesting a conversion of the Bridge Loans to Term Loans and (iii) the Borrower shall have paid to the Administrative Agent for the pro rata account of each Lender a fee in immediately available funds equal to the Conversion Fee Amount, which fee shall be nonrefundable and earned on the Conversion Date, each of the Lenders hereby commits that, on the Maturity Date, such Lender will convert its outstanding amount of Bridge Loans (including, without limitation, any Bridge Loans resulting from the capitalization of interest pursuant to SECTION 2.4(E) below), to a Term Loan maturing on the date that is ten years after the Closing Date (and the Maturity Date shall be deemed to have been automatically extended to the date that is ten years after the Closing Date).

                  (b) If on the Maturity Date a Conversion Default exists as to which a cure period is applicable under SECTION 9.1 but has not then expired, the Maturity Date shall be automatically deemed extended until the earlier to occur of:

                           (i) the expiration of such cure period without cure
of such Conversion Default (in which case all Obligations shall become immediately due and payable on the last day of such cure period), or

                           (ii) the cure of such Conversion Default on or
before the last day of the applicable cure period and delivery by the Borrower to the Administrative Agent on or prior to such day of an Officers' Certificate certifying that no Conversion Default exists and is continuing and requesting a conversion of the Bridge Loans to Term Loans (in which case the Conversion Date shall be deemed to have occurred).

                  (c) On and after the Conversion Date (if any) the Majority Lenders may on any Interest Payment Date, upon written notice to the Borrower, require that all payments under this Agreement and the other Loan Documents thereafter required to be made by the Borrower or any Guarantor be made in Australian dollars. If the Majority Lenders so elect, the Administrative Agent, the Lenders, the Borrower and each Guarantor shall negotiate in good faith towards promptly reaching an agreement with respect to implementing the election of the Majority Lenders pursuant to the preceding sentence.

                  (d) If the Conversion Date shall occur, the Company shall repay the Term Loans on each date set forth below as follows:

                DATE                               TERM LOAN PAYMENT
          ------------------                       -----------------
          July 31, 2000                                $1,500,000
          October 31, 2000                             $1,500,000
          January 31, 2001                             $1,500,000
          April 30, 2001                               $1,500,000
          July 31, 2001                                $1,750,000
          October 31, 2001                             $1,750,000
          January 31, 2002                             $1,750,000
          April 30, 2002                               $1,750,000
          July 31, 2002                                $2,000,000
          October 31, 2002                             $2,000,000
          January 31, 2003                             $2,000,000
          April 30, 2003                               $2,000,000
          July 31, 2003                                $2,250,000
          October 31, 2003                             $2,250,000
          January 31, 2004                             $2,250,000
          April 30, 2004                               $2,250,000
          July 31, 2004                                $3,500,000
          October 31, 2004                             $3,500,000
          January 31, 2005                             $3,500,000
          April 30, 2005                               $3,500,000
          July 31, 2005                                $3,500,000
          October 31, 2005                             $3,500,000
          January 31, 2006                             $3,500,000
          April 30, 2006                               $3,500,000
          July 31, 2006                                $3,500,000
          October 31, 2006                             $3,500,000
          January 31, 2007                             $3,500,000
          April 30, 2007                               $3,500,000
          July 31, 2007                                $3,500,000
          October 31, 2007                             $3,500,000
          January 31, 2008                             $3,500,000
          April 30, 2008                               $3,500,000
          July 31, 2008                                $3,500,000
          October 31, 2008                             $3,500,000
          January 31, 2009                             $3,500,000
          April 30, 2009                               $3,500,000
with an additional final payment on the Maturity Date equal to the then aggregate outstanding principal amount, if any, of the Term Loans.

         Section 2.3. OPTION TO EXCHANGE TERM LOANS FOR EXCHANGE NOTES.

                  (a) On any Business Day on or after the Conversion Date (if any), subject to the prior written consent of the Administrative Agent, any Lender may elect to exchange all or any portion of its Term Loan for Exchange Notes for the purpose of transferring such Exchange Notes to a Person other than a Person who was a Lender on the Maturity Date by giving not less than thirty days prior irrevocable written notice of such election to the Borrower and the Administrative Agent specifying the principal amount of its Term Loan to be exchanged (which shall be integral multiples of $1,000); PROVIDED, that in no event shall the aggregate principal amount of the Term Loans initially exchanged pursuant to this SECTION 2.3(A) be less than $10,000,000 or such smaller amount as may be approved by the Administrative Agent. The Exchange Notes shall be guaranteed by all of the Guarantors. Upon receipt of the irrevocable written notice of exchange from a Lender as provided above, the Borrower and each Guarantor shall do all things necessary and desirable to facilitate the exchange of the requested amount of such Lender's Term Loans for Exchange Notes, including without limitation (i) executing an Exchange Note Indenture relating to the Exchange Notes acceptable to the Administrative Agent and the Borrower, which Exchange Note Indenture shall contain terms, conditions and covenants similar to those contained in respect of high yield debt securities issued for cash in the then prevailing market, (ii) appointing a trustee reasonably satisfactory to the Administrative Agent and the Borrower to serve as trustee under the Exchange Note Indenture, (iii) executing an agreement which provides for customary registration rights relating to the Exchange Notes, including without limitation, a registered exchange offer or, if not permitted by applicable law to effect an exchange offer, demand registration rights and (iv) executing and delivering all other documents, instruments (including the Exchange Notes and guarantees by each Guarantor) and certificates necessary or desirable in connection with the exchange of the Term Loans for the Exchange Notes. The interest rate on the Exchange Notes shall be fixed two Business Days prior to the date the exchange of Term Loans for the Exchange Notes is to occur and shall be established based upon then-prevailing market conditions and giving effect to the creditworthiness of the Borrower and the Guarantors at such time.

                  (b) In connection with the exchange of Term Loans for Exchange Notes as contemplated by SECTION 2.3(A), each Lender shall upon authentication and delivery to it of the applicable Exchange Notes deliver to the Administrative Agent the original promissory note or notes to be exchanged (if such Lender shall have previously requested that the Borrower issue such Lender a promissory note). Upon consummation of the exchange of Term Loans for Exchange Notes, the Administrative Agent shall cancel each such note so delivered to it and, if requested, the Borrower shall issue a replacement promissory note to such Lender in an amount equal to the principal amount of such Lender's Term Loan that is not being exchanged, or the Administrative Agent shall make a notation on the surrendered notes to the effect that a portion of the Term Loan represented thereby has been repaid.

                  (c) Accrued interest on Term Loans exchanged pursuant to this
SECTION 2.3 shall be paid by the Borrower on the date of the exchange. The Exchange Notes received in such transfer shall bear interest from and including the date of the exchange.

                  (d) Without limiting the provisions of SECTION 16.1, (i) all reasonable costs and expenses incurred by the Administrative Agent, the Security Trustee or any Lender arising as a result of the exchange contemplated by this SECTION 2.3 and (ii) all reasonable fees, costs and expenses of the security trustee for the holders of the Exchange Notes, shall in each case be paid by the Borrower on demand.

         Section 2.4. INTEREST; PAYMENT IN KIND OPTION; DEFAULT INTEREST;
                      WARRANTS.

                  (a) INTEREST RATE APPLICABLE TO LOANS. Subject to SECTIONS 2.4(B), (D), (E), (F) AND (G), the unpaid principal balance of the Loans shall bear interest until paid at a rate per annum equal to LIBOR PLUS the Applicable Margin.

                  (b) LENDER FIXED RATE OPTION. At any time after the Conversion Date, any Lender may elect, upon irrevocable written notice to the Administrative Agent and the Borrower, to have its Term Loans bear a fixed rate of interest until paid at a rate per annum equal to the Interest Rate then in effect PLUS fifty basis points. Any such election shall be irrevocable and shall be effective as of the next Scheduled Interest Payment Date.

                  (c) BASIS OF COMPUTATION OF INTEREST; PAYMENT OF INTEREST. All interest shall be calculated for actual days elapsed on the basis of a 360-day year and shall be payable in arrears by the Borrower not later than 11:00 a.m. (Sydney time) on each Interest Payment Date by wire transfer of immediately available funds in accordance with SECTION 2.9.

                  (d) MAXIMUM INTEREST RATE. Notwithstanding anything contained in SECTIONS 2.4(A) or (B), but subject to SECTIONS 2.4(F) and (G), in no event shall the interest rate on the Loans for any Interest Period exceed an annual rate equal to the lesser of (i) 18% and (ii) the maximum interest rate permitted by law.

                  (e) OPTION TO PAY INTEREST IN KIND. Subject to SECTIONS 2.4(D), (F) and (G), to the extent that the interest rate on the Loans for any Interest Period exceeds a rate equal to 16% per annum, the Borrower shall have the option to pay all or a portion of the interest payable for such Interest Period in excess of 16% per annum by adding such excess amount to the principal amount outstanding under such Loans. The Borrower shall give the Administrative Agent an irrevocable notice that it will exercise such right at least three Business Days prior to any Interest Payment Date as to which such right is to be exercised.

                  (f) DEFAULT INTEREST. (i) If the Borrower shall default in the payment of the principal of or interest on any Loan by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) to the extent lawful, at a rate per annum equal to 200 basis points in excess of the otherwise applicable interest rate on the Loans. The Borrower shall pay such default interest and all interest accruing on any overdue Obligation in cash on demand from time to time.

                  (g) CREDIT RATING ADJUSTMENT. During any period in which the Parent's long-term debt receives a credit rating equal to or less than CCC+ by S&P or a rating equal to or less than Caa1 by Moody's, the interest rates and interest rate caps set forth in SECTIONS 2.4(A), (B), (D) and (E) shall increase by 150 basis points.

                  (h) WARRANTS. As further consideration to the Lenders for the Lenders' Commitments, each of the Parent and the Borrower unconditionally agree that (i) on the first anniversary of the Closing Date and if any of the Loans remain outstanding on such date, the Parent shall, and the Borrower shall cause the Parent to, issue to the Lenders, on a pro rata basis, warrants to acquire ten percent (10%) of the outstanding common stock of the Parent on such anniversary date on a fully diluted basis at an exercise price per share equal to the closing price of the Parent's common stock on the last trading day prior to such anniversary date as quoted on a NASDAQ or, if not quoted on NASDAQ, such other nationally-recognized United States exchange on which the Parent's common stock shall then be trading (or if the Parent's common stock is not publicly traded at such time, at the fair market value per share of the Parent's common stock on such anniversary date on a fully diluted basis) and
(ii) on the second anniversary of the Closing Date and if any of the Loans remain outstanding on such date, the Parent shall, and the Borrower shall cause the Parent to, issue the Lenders, on a pro rata basis, warrants to acquire an additional ten percent (10%) of the outstanding common stock of the Parent on such second anniversary date on a fully diluted basis at an exercise price per share equal to the closing price of the Parent's common stock on the last trading day prior to such anniversary date as quoted on NASDAQ or, if not quoted on NASDAQ, such other nationally-recognized United States exchange on which the Parent's common stock shall then be trading (or if the Parent's common stock is not publicly traded at such time, at the fair market value per share of the Parent's common stock on such anniversary date on a fully diluted basis). The warrants will be issued pursuant to the Warrant Agreement, such Warrant Agreement to be substantially in the form attached hereto as EXHIBIT B. In connection with the issuance of the warrants provided for in this SECTION 2.4(H), the Parent shall deliver to each Lender an opinion of counsel as to matters pertaining to the warrants and the issuance thereof, such counsel and opinion to be reasonably satisfactory to the Administrative Agent.

         Section 2.5. MANDATORY PREPAYMENT.

                  (a) CAPITAL MARKETS TRANSACTIONS; PREPAYMENT OF LOANS AND EXCHANGE NOTES. The Borrower shall prepay the Loans ratably in accordance with the aggregate outstanding principal balances thereof, with the Net Cash Proceeds of: (i) any direct or indirect public offering or private placement of Permanent Securities of any Guarantor, the Borrower or any Guarantor Subsidiary and (ii) any Asset Sale by any Guarantor, the Borrower or any Guarantor Subsidiary after the Closing Date (each of the transactions in the foregoing clauses (i) and (ii), a "CAPITAL MARKETS TRANSACTION"). The Borrower shall, not later than the second Business Day following the receipt of Net Cash Proceeds by any Guarantor, the Borrower or any Guarantor Subsidiary with respect to any Capital Markets Transaction, apply or cause to be applied such Net Cash Proceeds to prepay the Loans pursuant to this SECTION 2.5 by paying to each Lender an amount equal to 100% of such Lender's pro rata share of the aggregate principal amount of the Loans to be prepaid, PLUS accrued and unpaid interest thereto to the Prepayment Date. In addition, the Loans shall be prepaid PARI PASSU with any prepayment required under any Exchange Note in an amount pro rata with the principal amount paid under the Exchange Note Indenture (pro rata in accordance with the principal amount outstanding on the Loans and the Exchange Notes).

                  (b) CHANGE OF CONTROL. Subject to and in accordance with
SECTION 4.27, in the event of any Change of Control, the Borrower shall offer to prepay the Loans pursuant to SECTION 4.27.

                  (c) EXCESS CASH FLOW. As soon as determinable and in any event on or before April 30, 2001, the Borrower shall pay to the Administrative Agent for the benefit of the Lenders an amount equal to fifty percent (50%) of the Excess Cash Flow, if any, during the Borrower's fiscal year 2000. In addition, as soon as determinable and in any event on or before April 30 of each year thereafter, the Borrower shall pay to the Administrative Agent for the benefit of the Lenders an amount equal to seventy five percent (75%) of the Excess Cash Flow, if any, during the Borrower's immediately preceding fiscal year. Each such Excess Cash Flow payment will be applied by the Administrative Agent on the next Scheduled Interest Payment Date as a partial prepayment of the Loans. Excess Cash Flow prepayments with respect to Fixed Rate Loans shall be without premium.

         Section 2.6. OPTIONAL PREPAYMENT. The Borrower may, upon three Business Days prior written notice to the Administrative Agent, prepay the Loans at any time, in whole or in part, on a pro rata basis, by paying to each applicable Lender such Lender's pro rata share of the aggregate principal amount of Loans to be prepaid, plus accrued and unpaid interest thereon to the Prepayment Date; PROVIDED, that the Borrower provides the Administrative Agent with an Officers' Certificate at the time of prepayment certifying that, after giving effect to such prepayment, (i) no Default or Event of Default exists and
(ii) in the reasonable opinion of the Majority Lenders, debt restrictions applicable to the Parent and the capital structure of the Parent permit the Parent to issue Permanent Securities in a principal amount of at least $100,000,000. In connection with any prepayments made by the Borrower with respect to any Fixed Rate Loan, the Borrower shall pay each Lender having such a Fixed Rate Loan a prepayment premium equal to the Fixed Rate Premium Percentage MULTIPLIED BY the principal amount of the Fixed Rate Loan being prepaid.

         Section 2.7. BREAKAGE COSTS; INDEMNITY. The Borrower agrees to indemnify and hold each Affected Party harmless from and against any loss or expense which such Affected Party sustains or incurs as a consequence of:

                  (a) the failure by the Borrower to borrow Loans on the Closing Date after the Borrower has given a notice with respect thereof in accordance with SECTION 2.4,

                  (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of
SECTION 2.5 or 2.6, as applicable, or

                  (c) the mandatory or optional prepayment of Loans on a day that is not the last day of an Interest Period.

Such indemnification may include an amount equal to the greater of (i) such Affected Party's actual loss and expenses incurred (including currency conversion or hedging expenses and expenses relating to interest rate hedging but excluding lost profits) in connection with, or by reason of, any of the foregoing events and (ii) the excess, if any of (A) the amount of interest that would have accrued on the principal amount of Bridge Loans not so made or the principal amount of Loans so prepaid from the date of such proposed issuance, in the case of a failure by the Borrower to borrow Loans on the Closing Date, or a default by the Borrower in making any such prepayment, to and including the last day of the Interest Period that would have commenced on the proposed date of funding, or, in the case of any such prepayment, to the last day of the Interest Period in which such prepayment occurred, in each case at the applicable rate of interest for such Loans provided for herein over (B) the amount of interest (as reasonably determined by such Affected Party) which would have accrued to such Affected Party on such amount by placing such amount on deposit for a period comparable to such Interest Period with leading banks in the interbank Eurodollar market. A certificate as to any amounts payable pursuant to this SECTION 2.7 submitted to the Borrower by any Affected Party shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the other Obligations.

         Section 2.8. EFFECT OF NOTICE OF PREPAYMENT. The Borrower shall notify the Administrative Agent in writing of any date set for prepayment (each such day, a "PREPAYMENT DATE") of Loans. Once such notice is sent or mailed, the Loans to be prepaid shall become due and payable on the Prepayment Date set forth in such notice. Such notice shall be irrevocable.

         Section 2.9. PAYMENTS.

                  (a) WIRE TRANSFER. Except as provided in SECTION 2.4(E) with respect to the payment of certain interest by capitalizing it and adding it to the principal of outstanding Loans, the principal of, fees, premium, if any, and interest on each Loan and all other Obligations arising under the Loan Documents shall be payable by wire transfer in immediately available funds (in dollars) to the Administrative Agent for the respective accounts of the Lenders set forth below their signatures on the signature pages of this Agreement or otherwise designated in the Loan Register from time to time to the Borrower by the Administrative Agent at least three Business Days prior to the due date therefor.

                  (b) PAYMENTS ON BUSINESS DAYS. If any payment to be made hereunder or under any Loan shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day (and such extension of time shall be included in computing interest in connection with such payment); PROVIDED, HOWEVER, that if such succeeding Business Day falls in the next calendar month or quarter, as applicable, such payment shall be made on the next preceding Business Day.

                  (c) PARTIAL PREPAYMENTS AND REDEMPTIONS. All partial prepayments and redemptions of the outstanding principal balance of the Loans shall be made ratably amongst the applicable Lenders in accordance with their respective shares of the aggregate outstanding principal balance of the Loans eligible for prepayment or redemption.

                  (d) NO DEFENSE. To the fullest extent permitted by law, the Borrower and each Guarantor shall make all payments hereunder and under the other Loan Documents regardless of any defense (other than the defense of payment) or counterclaim.

                  (e) ALLOCATION. Any money paid to, received by, or collected by the Administrative Agent, the Security Trustee or any Lender pursuant to this Agreement or any other Loan Document, shall be applied in the following order, at the date or dates fixed by the Administrative Agent:

                           FIRST: to any unpaid fees and reimbursement or
                  unpaid expenses of the Administrative Agent and the Security Trustee hereunder and under the Fee Letter and any unpaid fees and reimbursement or unpaid expenses due under the Collateral Documents;

                           SECOND: to the payment of all costs, expenses, other
                  fees, commissions and taxes owing to any Lender hereunder;

                           THIRD: to the indefeasible payment of all accrued
                  interest to the date of such payment or collection;

                           FOURTH: to the indefeasible payment of the amounts
                  then due and unpaid tinder this Agreement or any other Loan Document for principal, in respect of which or for the benefit of which such money has been paid or collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Loans for principal; and

                           FIFTH: the balance, if any, to the Borrower or any
                  other Person lawfully entitled thereto.

                  (f) INTEREST, FEES AND PREMIUM. Any prepayment of principal on the Loans shall be accompanied by the payment of accrued and unpaid interest and any applicable premium and fees with respect to such principal.

                  (g) PAYMENTS UNCONDITIONAL. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.

         Section 2.10. TAXES.

                  (a) TAXES. Any and all payments by the Borrower and each Guarantor hereunder or under any other Loan Document shall be made, in accordance with SECTION 2.9 or the other applicable provision of the applicable Loan Document, free and clear of and without deduction or withholding for or on account of any and all present or future taxes, levies, imports, deductions, charges or withholdings additions to tax, interest, penalties and all other liabilities with respect thereto, excluding (i) income, franchise or similar taxes imposed or levied on the Administrative Agent, the Security Trustee or the Lenders as a result of a present or former connection between the Administrative Agent, the Security Trustee or the Lenders and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent, the Security Trustee or such Lenders having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) and (ii) any withholding taxes imposed on any Lender with respect to such payments which would not have been imposed if such Lender had made its Loan available through or from a permanent establishment located in Australia (all such non-excluded taxes, levies, imports, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower or any Guarantor shall be required by law to deduct or withhold any Taxes from, or in respect of, any sum payable hereunder or under any other Loan Document to the Administrative Agent, the Security Trustee or the Lenders or any of their respective Affiliates who may become a Lender: (i) the sum payable thereunder shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this SECTION 2.10) the Administrative Agent, the Security Trustee or the Lenders or any of their respective Affiliates receives an amount equal to the sum it would have received had no such deductions or withholdings been made;
(ii) the Borrower or such Guarantor, as the case may be, shall make such deductions or withholdings; and (iii) the Borrower or such Guarantor, as the case may be, shall pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable laws.

                  (b) OTHER TAXES. In addition, the Borrower agrees to pay any present or future stamp, mortgage recording or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the other Loan Documents (hereinafter referred to as "OTHER TAXES") and hold the Administrative Agent, the Security Trustee and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such Other Taxes. Each Lender represents that, to the best of its knowledge, except for any such Other Taxes that may be imposed under the federal, state or local laws of the United States or Australia (or any state, territory or political subdivision thereof), it is not aware of any such stamp, mortgage recording or documentary taxes or any other excise or property taxes, charges or similar levies.

                  (c) INDEMNITY. The Borrower will indemnify the Administrative Agent, the Security Trustee and any Lender for the full amount of Taxes or Other Taxes arising in connection with payments made under this Agreement or any other Loan Document (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this SECTION 2.10) paid by the Administrative Agent, the Security Trustee or any Lender or any of their respective Affiliates and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. Payment under this indemnification shall be made within fifteen days from the date the Administrative Agent, the Security Trustee or any Lender or any of their respective Affiliates makes written demand therefor; PROVIDED, HOWEVER, that the Borrower shall not be obligated to make payment to the Lender, the Security Trustee or the Administrative Agent (as the case may be) pursuant to this SECTION 2.10(C) in respect of penalties, interest and other liabilities attributable to any Taxes or Other Taxes, if (i) written demand therefor has not been made by such Lender, the Security Trustee or the Administrative Agent within 30 days from the date on which such Lender or the Administrative Agent received written notice of the imposition of Taxes or Other Taxes by the relevant taxing or governmental authority, but only to the extent such penalties, interest and other similar liabilities are attributable to such failure or delay by the Administrative Agent, the Security Trustee or the Lender in making such written demand, (ii) such penalties, interest and other liabilities have accrued after the Borrower had indemnified or paid an additional amount due as of the date of such payment pursuant to this SECTION 2.10(C) or (iii) such penalties, interest and other liabilities are directly attributable to the negligence or misconduct of the Lender, the Security Trustee or the Administrative Agent or such Affiliates. After the Lender, the Security Trustee or the Administrative Agent (as the case may be) received written notice of the imposition of the Taxes or Other Taxes which are subject to this SECTION 2.10(C), such Lender, Security Trustee and Administrative Agent will act in good faith to promptly notify the Borrower of its obligations hereunder and the calculation thereof; PROVIDED, HOWEVER, that the failure to so act shall not, standing alone, affect the rights of the Administrative Agent, the Security Trustee or the Lenders under this SECTION 2.10(C).

                  (d) FURNISH EVIDENCE TO ADMINISTRATIVE AGENT. The Borrower will make reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes deducted or withheld from each taxing authority imposing such Taxes. The Borrower will furnish to the Administrative Agent, within a reasonable period after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, original or certified copies of tax receipts evidencing such payment by the Borrower or, if such receipts are not obtainable, other evidence of such payments by the Borrower reasonably satisfactory to the Administrative Agent.

                  (e) SURVIVAL. Without prejudice to the survival of any other agreement of the Borrower or any Guarantor hereunder, the agreements and obligations of the Borrower and each Guarantor contained in this SECTION 2.10 shall survive the payment in full of all amounts due hereunder and under the other Loan Documents.

                  (f) MITIGATION. If the Borrower or any Guarantor (as the case may be) is required to pay additional amounts to or for the account of any Lender pursuant to this SECTION 2.10 as a result of a change in law or treaty occurring after such Lender first became a party to this Agreement, then such Lender will, at the request of the Borrower or such Guarantor, change the jurisdiction in which its Loans are maintained if such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and
(ii) is, in such Lender's reasonable discretion, determined not to be disadvantageous or cause hardship to such Lender.

Nothing in this SECTION 2.10 shall oblige any Lender to disclose to the Borrower or any other Person any information regarding its tax affairs or tax computations or interfere with the right of any Lender to arrange its tax affairs in whatever manner it thinks fit and, in particular, no Lender shall be under any obligation to claim relief from its corporate profits or similar tax liability in credits or deductions available to it and, if it does claim, the extent, order and manner in which it does so shall be at its absolute discretion.

         Section 2.11. RIGHT OF SET OFF; SHARING OF PAYMENTS, ETC.

                  (a) RIGHT OF SET-OFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during, the continuance of any Event of Default or if the Borrower ceases to be Solvent, the Borrower authorizes each Lender at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final, whether or not collected or available) in any currency and any other indebtedness at any time held or owing by such Lender or any of its Affiliates (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower to such Lender under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in or participations in the Obligations purchased by such Lender, and all other claims of any nature or description arising out of or in connection with this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand hereunder. A Lender may exercise such rights notwithstanding that the amounts concerned may be expressed in different currencies and each Lender is authorized to effect any necessary conversions at a market rate of exchange selected by it. A Lender exercising its rights under this SECTION 2.11(A) shall provide prompt notice to the Borrower following such exercise.

                  (b) SHARING. If any Lender shall obtain from the Borrower payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any other Loan Document held by it though the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein) and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans or such other amounts then due to such Lender by the Borrower than the percentage received by any other Lenders, it shall promptly purchase from such other Lenders participation in (or, if and to the extent specified by such Lender, direct interests in) the Loans or such other amounts, respectively, owing to such other Lenders (or any interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans or such other amounts, respectively, owing to each of the Lenders. To such end all of the Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

                  (c) NO REQUIREMENT. Nothing in this Agreement shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this SECTION 2.11 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in manner consistent with the rights of the Lenders entitled under this SECTION 2.11 to share in the benefits of any recovery on such secured claim.

         Section 2.12. CERTAIN FEES. The Borrower agrees to pay to Barclays Bank PLC, for its own account, the fees specified in the Fee Letter, amounts for its expenses incurred hereunder and all other amounts owing under this Agreement and the other Loan Documents.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

As of the date hereof and as of the Closing Date, the Borrower and each Guarantor hereby jointly and severally agrees with, and represents and warrants to, the Lenders, the Arranger and the Administrative Agent that each of the following representations and warranties is true and will be true after giving effect to the Transactions:

         Section 3.1. TRANSACTION DOCUMENTATION. The Parent and the Borrower have delivered to the Administrative Agent true, complete and correct copies of the Transaction Documents (including all schedules, exhibits, annexes, amendments, supplements, modifications and all other documents delivered pursuant thereto or in connection therewith) which have been executed and delivered prior to the date hereof. The Transaction Documents as originally executed and delivered by the parties thereto have not been amended, waived, supplemented or modified without the consent of the Administrative Agent (and, in the case of the Acquisition Documentation, such consent not to be unreasonably withheld or delayed). Neither the Parent, the Borrower nor any other party to any of the Transaction Documents is in default in the performance of or compliance with any material provision under any such document.

         Section 3.2. ORGANIZATION; POWERS. Each Guarantor, the Borrower and Holdco (a) is duly organized, in the case of the Parent and its United States Subsidiaries, or has been incorporated as a company limited by shares in the case of the Borrower and RailAmerica Pty, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect and (d) if a party thereto, has the power and authority to execute, deliver and perform its obligations under each of the Transaction Documents and each other agreement or instrument contemplated hereby or thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

         Section 3.3. DUE AUTHORIZATION AND ENFORCEABILITY.

                  (a) Each of the Transaction Documents: (i) has been (or, in the case of Transaction Documents other than this Agreement, will be on the Closing Date) duly authorized, executed and delivered by Parent and each of its Subsidiaries (to the extent each is a party thereto), and (ii) constitutes (or, in the case of Transaction Documents other than this Agreement, will constitute on the Closing Date) a valid and binding obligation of Parent and each of its Subsidiaries (to the extent each is a party thereto) enforceable against each such Person in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity (whether arising under a proceeding at law or in equity).

                  (b) The Loans have been duly authorized by the Borrower and each of the Guaranties have been duly authorized by each Guarantor. Each of the Loans and the Guaranties will be valid and binding obligations of the Borrower and each Guarantor, as applicable, enforceable against it in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity (whether arising under a proceeding at law or in equity).

                  (c) (i) The provisions of each of the Collateral Documents are effective to create in favor of the Security Trustee for the benefit of itself and the Lenders, a legal, valid and enforceable first priority security interest in all right, title and interest of each Guarantor, the Borrower and Holdco in the collateral described therein, subject only to any Permitted Liens.

                           (ii) Each Collateral Document when delivered and
registered (if necessary) will be effective to grant to the Security Trustee for the benefit of itself and the Lenders a legal, valid and enforceable Lien on all the right, title and interest of the mortgagor under such Collateral Document in the mortgaged property described therein and is first ranking in terms of priority in relation to all such property (subject only to statutory priorities and any other interests affecting that property which take priority by operation of law or which the Administrative Agent agrees has priority).

                  (d) All actions required under the Collateral Documents to extend the benefit of the collateral security thereunder to the Loan Liabilities at all times have been duly and effectually taken and completed.

         Section 3.4. NO CONFLICTS.

                  (a) Neither the execution and delivery of any of the Transaction Documents nor the consummation of any of the transactions contemplated hereby or thereby nor compliance with the terms and provisions hereof or thereof (i) violates or will violate any material Requirement of Law applicable to the Borrower, any Guarantor or Holdco or by which any of their respective properties or assets may be bound, or (ii) conflicts with or will result in the breach of, or constitutes a default under, any material contract, lease, indenture, loan agreement (including, without limitation, the Credit Facility), mortgage, deed of trust or other material agreement or instrument (each, a "MATERIAL CONTRACT") to which the Borrower, any Guarantor or Holdco is a party or to which any of them may be subject or by which any of them or any of their respective assets is or may be bound.

                  (b) No consent, approval, authorization or order of, or any registration or filing with, any Governmental Entity is or will be required in connection with (i) the execution and delivery of any of the Transaction Documents by the Parent or any of its Subsidiaries (to the extent each is a party thereto) or the consummation of the transactions contemplated hereby or thereby, or (ii) the issuance and delivery of the Exchange Notes by the Borrower, other than (A) such authorizations, approvals, consents, exemptions, registrations or filings as shall have been made or secured by the date hereof (or, in the case of authorizations or approvals required to operate the business contemplated by the Railroad Operating License, by the Closing Date) and (B) the filings required to be made to perfect the Liens granted in the Collateral Documents.

                  (c) No Default or Event of Default exists or would result from the incurring of any Obligations by the Borrower, any Guarantor or Holdco or from the grant or perfection of the Liens of the Security Trustee and the Lenders on the Collateral.

         Section 3.5. NO VIOLATIONS.

                  (a) There does not exist any violation of any Requirement of Law applicable to the Parent or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

                  (b) Neither the Parent nor any of its Subsidiaries is a party to any agreement or instrument or subject to any corporate or other restriction that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

         Section 3.6. CAPITAL STOCK; SUBSIDIARIES.

                  (a) All outstanding shares of Capital Stock and other equity interests of the Parent are duly authorized, validly issued, fully paid and non-assessable. All outstanding shares of Capital Stock and other equity interests of RailAmerica Pty, RailAmerica Florida, the Borrower and Holdco are duly authorized, validly issued, fully paid and non-assessable and owned directly or indirectly by the Parent beneficially and of record, free and clear of any Lien other than the Liens to be created under the Collateral Documents. Borrower, RailAmerica Florida, RailAmerica Pty and Holdco are Wholly Owned Subsidiaries of the Parent. Holdco owns, directly, 55% of the Capital Stock of Ferronor. All such outstanding shares of Capital Stock or other equity interests are duly authorized, validly issued, fully paid and nonassessable and owned by the Parent or its Subsidiaries, as the case may be, free and clear of all Liens.

                  (b) Other than as set forth in the notes to the consolidated audited financial statements of the Parent for the fiscal year ended December 31, 1998, there are (i) no outstanding subscriptions, warrants, options, calls or commitments of any character related to or entitling any Person to purchase or otherwise acquire any shares of the Capital Stock or other equity interests of the Parent or any of its Subsidiaries, (ii) no obligations or securities convertible into or exchangeable for shares of any Capital Stock or other equity interests of the Parent or any of its Subsidiaries or any commitments of any character relating to or entitling any Person to purchase or otherwise acquire any such obligations or securities, and (iii) no preemptive or similar rights to subscribe for or to purchase any Capital Stock or other equity interests of the Parent or any of its Subsidiaries.

                  (c) The Parent has on or prior to the date hereof funded a non-interest bearing cash capital contribution to the Borrower in the amount of at least A$30,000,000. Since the date of such capital contribution, neither the Parent nor any of its Subsidiaries or Affiliates has received any payment of any kind from the Borrower.

         Section 3.7. LIENS. There are no Liens on any assets of any Guarantor, the Borrower or Holdco except, with respect to assets of the Borrower, Permitted Borrower Liens, and with respect to assets of any Guarantor, the Permitted Parent Liens.

         Section 3.8. NO VIOLATION OF REGULATIONS OF BOARD OF GOVERNORS OF FEDERAL RESERVE SYSTEM. None of the transactions contemplated by this Agreement (including without limitation the use of the proceeds from the Loans and Permanent Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any rule or regulation issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board.

         Section 3.9. GOVERNMENTAL REGULATIONS. None of the Parent or any of its Subsidiaries is or will be subject to regulation under the Investment Company Act of 1940, as amended. None of the Parent or any of its Subsidiaries is subject to regulation under any Requirement of Law which limits its ability to incur Indebtedness for borrowed money.

         Section 3.10. FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES.

                  (a) Each of (i) the pro forma balance sheet of the Borrower as at April 30, 1999 (the "Pro Forma Borrower Balance Sheet"), (ii) the pro forma financial statements of the Borrower as of and for each of the eight months ending December 31, 1999, (iii) the projected financial statements of the Borrower as of and for each of the five fiscal years ended December 31, 2003 (the "Projected Borrower Financial Statements"), (iv) the pro forma combined balance sheet of the Parent as at February 28, 1999 (the "Pro Forma Parent Balance Sheet") and (v) the projected financial statements of the Parent as of and for each of the five fiscal years ending December 31, 2003 (the "Projected Parent Financial Statements"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (A) the consummation of the Acquisition and the transactions contemplated thereby, (B) the Loans to be made hereunder and the use of the proceeds thereof and (C) the payment of estimated fees and expenses in connection with the foregoing. The Pro Forma Borrower Balance Sheet and the Pro Forma Parent Balance Sheet have been prepared based on the best information available to the Borrower and the Parent as of the date of delivery thereof and based on such information present fairly in all material respects the estimated consolidated financial position of the Parent as of February 28, 1999 and the estimated financial position of the Borrower as of April 30, 1999, assuming that the events specified in the preceding sentence had occurred. The financial statements referred to in clause (ii), the Projected Borrower Financial Statements and the Projected Parent Financial Statements include an income statement, a statement of cash flow, a balance sheet and a calculation of EBITDA statement for each of the periods presented, and have been prepared in accordance with GAAP. Each of the financial statements referred to in clause
(ii), the Projected Borrower Financial Statements and the Projected Parent Financial Statements have been prepared on the best information available to the Borrower and the Parent as of the date of delivery thereof and based on such information presents fairly in all material respects the financial condition of the Parent and the Borrower and the EBITDA of the Parent and the Borrower for each of the periods presented.

                  (b) The audited consolidated balance sheets of the Parent as at December 31, 1998 and the related audited consolidated statements of income and of cash flows for the fiscal year then ended, reported on by PricewaterhouseCoopers LLP, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly in all material respects the consolidated financial condition of the Parent as at such dates, and the consolidated results of operations and consolidated cash flows for the fiscal years then ended.

                  (c) The draft unaudited consolidated balance sheet of the Parent as at March 31, 1999 and the related unaudited consolidated statements of income and of cash flows for the three month period then ended, copies of which have heretofore been furnished to each Lender, is, to the best knowledge of the Parent, complete and correct and present fairly in all material respects the consolidated financial condition of the Parent as at such date, and the consolidated results of operations and consolidated cash flow for the period then ended.

                  (d) All financial statements described in SECTIONS 3.10(B) and (C), including the related schedules and notes thereto, if any, have been prepared in accordance with GAAP applied consistently throughout the periods involved and consistent with rules, regulations, policies and pronouncements of the SEC. The Parent and its Subsidiaries had at the date of the most recent audited balance sheet referred to above no material undisclosed liabilities, material guarantees, material contingent liability or material liability for taxes, nor any material long-term lease or material unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in such balance sheet or in the notes thereto. During the period from December 31, 1998 to and including the date hereof there has been no sale, transfer or other disposition by the Parent or any of its Subsidiaries of any material part of their business or property, except that a Subsidiary of the Parent is involved in a proceeding which may deem that there has been a sale of certain assets of Delaware Valley Railway Company.

         Section 3.11. FULL DISCLOSURE. No information, report, financial statement or certificate delivered or to be delivered to the Lenders in connection with the Transactions contains or will contain as of the date delivered any untrue statement of material fact or omitted or omits or will omit to state a material fact necessary to make such statements, taken as a whole, not misleading in light of the circumstances in which such statements were made.

         Section 3.12. PRIVATE OFFERING; RULE 144A MATTERS.

                  (a) The making of the Loans hereunder are and will be exempt from the registration and prospectus delivery requirements of the Securities Act. Neither the Borrower nor any Guarantor has issued or sold Loans to anyone other than the Lenders. No securities of the same class as the Loans have been issued or sold by the Borrower or any Guarantor within the six-month period immediately prior to the date hereof. Each of the Borrower and each Guarantor agrees that neither it, nor anyone acting on its behalf, will (i) offer the Loans so as to subject the making, issuance and/or sale of the Loans to the registration or prospectus delivery requirements of the Securities Act or (ii) offer any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, or otherwise approach or negotiate with respect to the same with, anyone if the issuance or sale of the Loans and any such securities would be integrated as a single offering for the purposes of the Securities Act, including, without limitation, Regulation D thereunder, in a manner as would require registration under the Securities Act thereof.

                  (b) In the case of each offer, sale or issuance of the Loans, no form of general solicitation or general advertising was or will be used by the Borrower or any Guarantor or their representatives, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

         Section 3.13. ABSENCE OF PROCEEDINGS. There is not pending or threatened any action, suit or proceeding to which the Parent or any of its Subsidiaries is a party, before or by any court or other Governmental Entity or body (domestic or foreign), that, if adversely determined, could reasonably be expected to cause a Material Adverse Effect.

         Section 3.14. TAXES.

                  (a) The Parent and any affiliated group of which the Parent is now or has been a member has timely filed (inclusive of any permitted extensions) with the appropriate taxing authorities all returns (including information returns) in respect of Borrower Taxes required to be filed through the date hereof and will timely file (inclusive of any permitted extensions) any such returns required to be filed on and after the date hereof. The information filed is complete and accurate in all material respects. All deductions taken by any Guarantor, Holdco and/or the Borrower as reflected in such income tax returns have been taken in accordance with applicable laws and regulations, except deductions that may have been disallowed but are being challenged in good faith and for which adequate reserves have been made on the books of the Parent, and if applicable, the Borrower, in accordance with GAAP. Neither any Guarantor, Holdco nor the Borrower, nor any group of which any of them are now or were members, has requested any extension of time within which to file returns (including information returns) in respect of any Borrower Taxes.

                  (b) All Borrower Taxes in respect of periods beginning prior to the date hereof, have been timely paid, or will be timely paid, or an adequate reserve has been established therefor, as set forth in its financial statements, and neither any Guarantor, Holdco nor the Borrower has any liability for taxes in excess of the amounts so paid or reserves so established.

                  (c) No deficiencies for Borrower Taxes have been claimed, proposed or assessed by any taxing or other Governmental entity against any Guarantor, Holdco or the Borrower and there are no Borrower Tax Liens. There are no pending or threatened audits, investigations or claims for or relating to any liability in respect of Borrower Taxes, and there are no matters under discussion with any governmental authorities with respect to Borrower Taxes which are likely to result in a material additional liability for Borrower Taxes. Either the income tax returns of each Guarantor, Holdco and the Borrower have been audited by the applicable Governmental Entity and such audits have been closed, or the period during which any assessments may be made by the applicable Governmental Entity has expired without waiver or extension, for all years up to and including the last fiscal year for which such income tax returns were required to be filed. No extension of a statute of limitations relating to Borrower Taxes is in effect with respect to the Parent or its Subsidiaries.

                  (d) Neither any Guarantor, Holdco nor the Borrower has any obligation under any tax sharing agreement or other similar arrangement.

         Section 3.15. FINANCIAL CONDITION; SOLVENCY.

                  (a) Each Guarantor, Holdco and the Borrower are, and after giving effect to the consummation of the Transactions will be, Solvent.

                  (b) Neither the Borrower, Holdco nor any Guarantor intends to incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it and the timing and amounts of cash to be payable on or in respect of its Indebtedness.

         Section 3.16. NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the consolidated financial condition, business, operations, assets, liabilities, management, prospects or value of any of the Parent and its Subsidiaries since December 31, 1998.

         Section 3.17. YEAR 2000 COMPLIANCE. Each of the Parent and the Borrower has (i) initiated a review and assessment of all areas within its and, with respect to the Parent, each of its Subsidiaries', businesses and operations that could be adversely affected by the "YEAR 2000 PROBLEM" (that is, the risk that computer applications used by such party (or suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Based on the foregoing, each of the Parent and the Borrower believes that all computer applications (including those of its suppliers, vendors and customers) that are material to the business and operations of the Parent and its Subsidiaries are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "YEAR 2000 COMPLIANT").

         Section 3.18. USE OF PROCEEDS. The Borrower shall use the proceeds of the Loans, together with A$28,500,000 of the A$30,000,000 funded pursuant to the Transaction Documentation and A$10,000,000 funded pursuant to the Consortium Junior Subordinated Debt Agreements, to (i) fund the Acquisition (in part) totaling A$163,100,000, (ii) pay related fees and expenses of A$16,200,000 and (iii) for general corporate purposes of A$19,200,000.

         Section 3.19. [RESERVED.]

         Section 3.20. TITLE TO PROPERTIES. Neither the Borrower, any Guarantor nor Holdco owns any real estate in fee. Each Guarantor and the Borrower has valid leasehold interests in all real property used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and is the beneficial owner of and has good title to all other property held by it or on its behalf and all undertakings carried on by it. The property of each Guarantor and the Borrower is subject to no Liens, other than, with respect to the Borrower, Permitted Borrower Liens, and with respect to any Guarantor, Permitted Parent Liens.

         Section 3.21. ENVIRONMENTAL MATTERS; AUSTRALIAN CLAIMS. Neither any Guarantor, Holdco nor the Borrower (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any liability under any Environmental Law, (iii) has received notice of any claim with respect to any liability under any Environmental Law, (iv) knows of any basis for any liability under any Environmental Law or (v) is aware of any caveats lodged or made, land claims, native title claims, sacred site applications, Mabo claims, or claims of a similar nature lodged or made in respect of its property.

         Section 3.22. INTELLECTUAL PROPERTY. Each Guarantor, Holdco and the Borrower owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                                  ARTICLE IV.
                           COVENANTS OF THE BORROWER

                  So long as any Commitment shall remain outstanding or any Obligation shall remain unpaid, the Borrower covenants and agrees with the Lenders, the Arranger, the Security Trustee and the Administrative Agent as set forth below:

         Section 4.1. FINANCIAL STATEMENTS. The Borrower shall furnish to each
Lender:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited balance sheet of the Borrower as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year (other than for fiscal year 1999), reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing, prepared in accordance with GAAP; and

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited balance sheet of the Borrower as at the end of such quarter and the related unaudited statements of income and of cash flows of the Borrower for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments); all such financial statements referred to in this
SECTION 4.1(B) shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods, subject to normal year-end adjustments.

         Section 4.2. CERTIFICATES; OTHER INFORMATION. The Borrower shall furnish to each Lender:

                  (a) concurrently with the delivery of the financial statements referred to in SECTION 4.1(A), (i) a certificate of the independent certified public accountants reporting on such financial statements stating that the financial statements give a true and fair view of the accounts of the Borrower, except as expressly set forth in the accountants' report and (ii) copies of all reports or written communications providing advice, recommendations or analysis to the management of the Borrower from such independent certified public accountants with regard to their audit of the financial statements referred to in SECTION 4.1(A) or the internal financial controls and systems of the Borrower;

                  (b) concurrently with the delivery of any financial statement pursuant to SECTION 4.1, (x) a certificate of a Responsible Officer of the Borrower stating that during such period (i) neither any Guarantor, Holdco nor the Borrower has changed its name, its chief executive office, the location where records concerning the Collateral are kept or the location of any material item of tangible Collateral without complying with the requirements of this Agreement and the Collateral Documents with respect thereto and (ii) each Guarantor and the Borrower has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and
(y) in the case of quarterly or annual financial statements, a compliance certificate containing all information and calculations reasonably necessary for determining compliance by the Borrower with the provisions of this Agreement as of the last day of such fiscal quarter or fiscal year of the Borrower;

                  (c) at least seven days prior to the start of each fiscal quarter of the Borrower, estimated monthly financial statements for the Borrower for the next fiscal quarter (to include a balance sheet, income statement, statement of cash flows and a statement of EBITDA which reconciles Net Income to EBITDA), which financial statements shall in each case be accompanied by a certificate of a Responsible Officer of the Borrower stating that such financial statements are based on estimates, information and assumptions believed by such Responsible Officer to be reasonable and that such Responsible Officer has no reason to believe that such financial statements are incorrect or misleading in any material respect; and

                  (d) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

         Section 4.3. [RESERVED.]

         Section 4.4. NO BORROWER SUBSIDIARIES. The Borrower shall not, at any time, establish, form, invest in, create or otherwise have any subsidiaries.

         Section 4.5. INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. The Borrower shall keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law, shall be made of all dealings and transactions in relation to its business and activities; and upon reasonable notice permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower with senior officers of the Borrower and with its independent certified public accountants.

         Section 4.6. FINANCIAL CONDITION COVENANTS OF THE BORROWER. The Borrower shall not:

                  (a) INTEREST COVERAGE RATIO.

                           (i) Permit the Interest Coverage Ratio of the
Borrower for each of the fiscal quarters of the Borrower ending on March 31, 2000, June 30, 2000, September 30, 2000 and December 31, 2000 to be less than 2:1; PROVIDED, that in calculating the Interest Coverage Ratio for any such period, EBITDA and Cash Interest Expense shall be annualized from January 1, 2000 (for example, EBITDA and Cash Interest Expense for the quarter ended March 31, 2000 shall be annualized by multiplying EBITDA and Cash Interest Expense for the period January 1, 2000 through March 31, 2000, respectively, by four; EBITDA and Cash Interest Expense for the quarter ended June 30, 2000 shall be annualized by multiplying EBITDA and Cash Interest Expense for the period January 1, 2000 through June 30, 2000, respectively, by two; and so on); and

                           (ii) for all fiscal quarters of the Borrower ending
after December 31, 2000, permit the Interest Coverage Ratio of the Borrower for the latest four consecutive fiscal quarters of the Borrower ending after December 31, 2000 to be less than 2:1.

                  (b) NET WORTH. On and after December 31, 1999, permit the Net Worth of the Borrower to be less than A$38,000,000, such amount increasing as of December 31 of each year in an amount equal to 75% of the Net Income of the Borrower for such year (without giving effect to Net Income in any fiscal year in which Net Income is a negative number).

                  (c) LEVERAGE RATIO.

                           (i) Permit the Leverage Ratio of the Borrower for
each of the fiscal quarters of the Borrower ending on March 31, 2000, June 30, 2000, September 30, 2000 and December 31, 2000 to be more than 5:1; PROVIDED, that in calculating the Leverage Ratio for any such period, EBITDA shall be annualized from January 1, 2000 (for example, EBITDA for the quarter ended March 31, 2000 shall be annualized by multiplying EBITDA for the period January 1, 2000 through March 31, 2000, respectively, by four; EBITDA for the quarter ended June 30, 2000 shall be annualized by multiplying EBITDA for the period January 1, 2000 through June 30, 2000, respectively, by two; and so on); and

                           (ii) for all fiscal quarters ending after December
31, 2000, permit the Leverage Ratio of the Borrower for the latest four consecutive fiscal quarters of the Borrower ending after December 31, 2000 to be more than 5:1.

         Section 4.7. LIMITATION ON INDEBTEDNESS. The Borrower shall not create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of the Borrower under the Loan Documents;

                  (b) Indebtedness constituting deposits to secure the performance of trade contracts (other than for borrowed money), statutory obligations, surety and appeal bonds and performance bonds and other obligations of a like nature that are incurred in the ordinary course of business, not to exceed A$5,000,000 in the aggregate at any time outstanding;

                  (c) Permitted Subordinated Indebtedness with payments terms consistent with the requirements of SECTION 4.12;

                  (d) subject to SECTION 4.12, Indebtedness existing pursuant to the Consortium Junior Subordinated Debt Agreements in an amount not to exceed A$10,000,000 at any time; and

                  (e) Indebtedness of the Borrower incurred to finance the acquisition or construction of fixed or capital assets, not to exceed A$5,000,000.

         Section 4.8. LIMITATION ON LIENS. The Borrower shall not create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, PROVIDED that adequate reserves with respect thereto are maintained on the books of the Borrower in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings and which, in any case, do not encumber a material amount of the assets of the Borrower;

                  (c) Liens securing Indebtedness of the Borrower incurred to finance the acquisition or construction of fixed or capital assets to the extent such Indebtedness is permitted pursuant to SECTION 4.7(C), PROVIDED that
(i) such Liens shall be created at the time of the acquisition or construction of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and proceeds thereof, (iii) the principal amount of Indebtedness secured thereby is not increased and (iv) the proceeds of the Indebtedness secured by any such Lien shall not secure more than 100% of the original purchase price of such property;

                  (d) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower; and

                  (e) Liens created pursuant to the Collateral Documents.

         Section 4.9. LIMITATION ON GUARANTEE OBLIGATIONS. The Borrower shall not create, incur, assume or suffer to exist any guarantee by the Borrower of any Person.

         Section 4.10. LIMITATION ON FUNDAMENTAL CHANGES. The Borrower shall not enter into any merger, acquisition, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

         Section 4.11. LIMITATION ON SALE OF ASSETS. Except as provided in the Equipment Maintenance Agreement, the Track Maintenance Agreement or in accordance with the Borrower's customary arrangements in the ordinary course consistent with past practice relating to third-party vendors outsourcing services to be provided to the Borrower, the Borrower shall not convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except for the sale or other disposition of surplus, obsolete or worn out ASSETS, PROVIDED that (i) the assets are disposed of on an arm's length basis, (ii) the aggregate proceeds are received in cash, (iii) with respect to Net Cash Proceeds received from the disposition of surplus assets, such Net Cash Proceeds are applied, within three Business Days, to the payment of principal on the Loans and (iv) so long as no Default or Event of Default shall have occurred, with respect to Net Cash Proceeds from the sale of obsolete or worn out assets, such Net Cash Proceeds are applied, within 180 days, towards replacement assets in respect of such obsolete or worn out equipment so disposed of or to the payment of principal on the Loans (it being understood that upon the occurrence of a Default or Event of Default, all Net Cash Proceeds shall be applied in all events to the payment of principal on the Loans). To the extent the Majority Lenders waive the provisions of this SECTION 4.11 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this SECTION 4.11, such Collateral in each case shall be sold free and clear of the Liens in favor of the Security Trustee created by the Collateral Documents, and the Security Trustee shall take such actions as it deems appropriate in connection therewith or as may be reasonably requested by the Borrower to evidence such Lien release, in each case at the Borrower's expense.

         Section 4.12. LIMITATION ON RESTRICTED PAYMENTS. The Borrower shall not declare or pay any dividend (other than non-cash dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock (including but not limited to in respect of any preferred Capital Stock outstanding or dividends accumulated thereon on the Closing Date) or other equity interests of the Parent or any of its Subsidiaries or any warrants or options to purchase any such Capital Stock or any Permitted Subordinated Indebtedness, whether now or hereafter outstanding, or make any other distribution in respect thereof or purchase any thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower. The Borrower shall not make any payment with respect to or on account of, or purchase or otherwise acquire, any Permitted Subordinated Indebtedness.

         Section 4.13. LIMITATION ON CAPITAL EXPENDITURES.

                  (a) The Borrower shall not make or commit to make any expenditure in respect of Capitalized Maintenance Costs or Capitalized Infrastructure Costs except for expenditures in the ordinary course of business not exceeding, in the aggregate during any of the fiscal years of the Borrower set forth below, an amount equal to the amount set forth below opposite such fiscal year:

              FISCAL YEAR ENDING                              AMOUNT
              ------------------                              ------
          December 31, 1999                                A$10,000,000
          December 31, 2000                                A$15,000,000
            and each fiscal year thereafter

                  (b) The Borrower shall not make or commit to make any Capital Expenditure not constituting Capitalized Maintenance Costs or Capitalized Infrastructure Costs (which costs shall be governed by SECTIONS 4.13(A)) except for expenditures in the ordinary course of business not exceeding, in the aggregate during any of the fiscal years of the Borrower set forth below, an amount equal to the amount set forth below opposite such fiscal year:

               FISCAL YEAR ENDING                     AMOUNT
               ------------------                     ------
          December 31, 1999                         A$6,500,000
          December 31, 2000                         A$8,000,000
          December 31, 2001                         A$6,500,000
          December 31, 2002                         A$5,000,000
          December 31, 2003                         A$2,500,000
            and each fiscal year thereafter

; PROVIDED that the amount of Capital Expenditures referenced above in this
SECTION 4.13(B) will be increased in any fiscal year by the amount (if any) by which the Capital Expenditures limit specified above for the immediately preceding fiscal year exceeds the actual amount of any Capital Expenditures made or committed during such prior fiscal year (the "CARRY OVER AMOUNT"). For purposes of measuring compliance herewith, the Carry Over Amount shall be deemed to be the first amount spent on Capital Expenditures in such succeeding fiscal year, and no Carry Over Amount may be carried over for more than one fiscal year.

         Section 4.14. LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. The Borrower shall not make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

                  (a) extensions of trade credit (but only items of trade credit outstanding for less than 120 days) in the ordinary course of business;

                  (b) investments in Cash Equivalents;

                  (c) current trade and customer accounts receivable that are for goods furnished or services rendered in the ordinary course of business and that are payable in accordance with the Borrower's customary trade terms (but only such receivables from Persons which are not Affiliates of the Borrower, Holdco or any Guarantor outstanding for less than 120 days); and

                  (d) (i) extensions of trade credit in the ordinary course of business which have been outstanding for 120 days or more and (ii) current trade and customer accounts receivable that are for goods furnished or services rendered in the ordinary course of business and that are payable in accordance with the Borrower's customary trade terms (but only such receivables from Persons which are not Affiliates of the Borrower, Holdco or any Guarantor) which have been outstanding for 120 days or more, in an amount not to exceed A$1,000,000 in the aggregate for (i) and (ii).

         Section 4.15. LIMITATION ON OPTIONAL PAYMENTS AND MODIFICATIONS OF DEBT INSTRUMENTS AND ORGANIZATIONAL DOCUMENTATION, ETC.

                  (a) The Borrower shall not make any optional payment or optional prepayment on or redemption or purchase of any Indebtedness (other than the Loans).

                  (b) The Borrower shall not (i) amend, modify or change, or consent or agree to any amendment, modification or change in any material respect to any of the terms of the Acquisition Documents, the Consortium Junior Subordinated Debt Documents, the Equipment Maintenance Agreement or the Track Maintenance Agreement without the consent of the Majority Lenders, (ii) amend, modify or change in any material respect, or consent or agree to any amendment, modification, or change in any material respect to the terms of any of its capitalization or organizational documents.

         Section 4.16. LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Borrower shall not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction (a) is otherwise permitted under this Agreement, and (b) is upon fair and reasonable terms no less favorable to the Borrower than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate; PROVIDED, that, in the case of (a) and (b), any such transaction involving more than A$500,000 must be approved by a majority of the disinterested members of the Parent's Board of Directors.

         Section 4.17. LIMITATION ON SALES AND LEASEBACKS AND OPERATING LEASES. The Borrower shall not enter into any arrangement with any Person providing for the leasing by the Borrower of real or personal property which has been or is to be sold or transferred by the Borrower to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower. In addition, the Borrower shall not have obligations with respect to leases of property not constituting Financing Leases in excess of an aggregate of A$500,000 per fiscal year.

         Section 4.18. LIMITATION ON NEGATIVE PLEDGE CLAUSES. The Borrower shall not enter into with any Person any agreement, other than (a) this Agreement and the other Loan Documents and (b) any purchase money Liens permitted by SECTION 4.8(C) or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby) which prohibits or limits the ability of the Borrower to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

         Section 4.19. LIMITATION ON LINES OF BUSINESS. The Borrower shall not enter into any business except for those businesses acquired pursuant to the Acquisition Documentation.

         Section 4.20. CHANGE OF CONTROL.

                  (a) Upon the occurrence of a Change of Control, each Lender will have the right to require the Borrower to prepay all or any part of the principal amount of such Lender's Loans pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at a prepayment price in cash equal to 100% of the aggregate principal amount thereof PLUS accrued and unpaid interest and any other amount due hereunder thereon, to the date of prepayment (collectively, the "CHANGE OF CONTROL PAYMENT"). Within 15 days following any Change of Control, the Borrower will mail a notice to each Lender describing the transaction or transactions that constituted the Change of Control and offer to repay the Loans on the date specified in such notice, which date shall be no earlier than 30 days and no later than 45 days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE") pursuant to the procedures set forth below.

                  (b) Notice of a Change of Control Offer shall be mailed by the Borrower to the Lenders at their addresses set forth in the Register. The Change of Control Offer shall remain open from the time of mailing until 5 Business Days prior to the Change of Control Payment Date. The notice shall be accompanied by a copy of the most recent reports furnished pursuant to SECTIONS
4.1 and 5.1. The notice shall contain all instructions and materials necessary to enable such Lenders to elect to be prepaid pursuant to the Change of Control Offer.

                  (c) On the Change of Control Payment Date, the Borrower shall
(i) repay all Loans or portions thereof of each Lender that properly elected repayment thereof pursuant to the Change of Control Offer and (ii) pay the Change of Control Payment for each such Loan (or portion thereof) elected to be repaid. The Borrower will notify the remaining Lenders of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         Section 4.21. LIMITATION ON CHANGE OF FISCAL YEAR. The Borrower shall not change its fiscal year to end on a date other than December 31.

         Section 4.22. RAILROAD OPERATING LICENSE. The Borrower shall cause the Railroad Operating License to at all times be in full force and effect.

         Section 4.23. YEAR 2000 COMPLIANCE. The Borrower will take all such actions as are necessary to (i) assure that the Borrower is, at all times, Year 2000 Compliant and (ii) assure that the Year 2000 Problem will not have a Material Adverse Effect.

         Section 4.24. REAL PROPERTY COLLATERAL LOCATED WITHIN NEW SOUTH WALES. Not later than the 366th day following the Closing Date, the Borrower shall have taken all such actions as may be necessary or desirable with respect to that portion of the real property Collateral located within New South Wales on which the Administrative Agent on behalf of the Lenders did not have, with the consent of the Administrative Agent on the Closing Date, a valid and perfected first priority Lien. At all times on and after the 366th day following the Closing Date, the Administrative Agent on behalf of the Lenders shall have a valid and perfected first priority Lien on such real property, subject to no Liens other than Permitted Borrower Liens.

                                   ARTICLE V.
                            COVENANTS OF THE PARENT

                  So long as any Commitment shall remain outstanding or any Obligation shall remain unpaid, the Parent covenants and agrees with the Lenders, the Arranger, the Security Trustee and the Administrative Agent as set forth below:

         Section 5.1. FINANCIAL STATEMENTS. The Parent shall furnish to each
Lender:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Parent, a copy of the audited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing, prepared in accordance with GAAP; and

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Parent, the unaudited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows of the Parent and its Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments); all such financial statements referred to in this SECTION 5.1(B) shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods, subject to normal year-end adjustments.

         Section 5.2. CERTIFICATES; OTHER INFORMATION. The Parent shall, and shall cause each of its Subsidiaries to, furnish to each Lender:

                  (a) concurrently with the delivery of the financial statements referred to in SECTION 5.1(A), (i) a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate and
(ii) copies of all reports or written communications providing advice, recommendations or analysis to the management of the Parent or its Subsidiaries from such independent certified public accountants with regard to their audit of the financial statements referred to in SECTION 5.1(A) or the internal financial controls and systems of the Parent and its Subsidiaries;

                  (b) concurrently with the delivery of any financial statement pursuant to SECTION 5.1, (x) a certificate of a Responsible Officer of the Parent stating that during such period (i) neither any Guarantor, Holdco nor the Borrower has changed its name, its chief executive office, the location where records concerning the Collateral are kept or the location of any material item of tangible Collateral without complying with the requirements of this Agreement and the Collateral Documents with respect thereto and (ii) each Guarantor and the Borrower has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and
(y) in the case of quarterly or annual financial statements, a compliance certificate containing all information and calculations reasonably necessary for determining compliance by the Parent and its Subsidiaries with the provisions of this Agreement as of the last day of such fiscal quarter or fiscal year of the Parent;

                  (c) as soon as available, and in any event no later than the end of each fiscal year of the Parent, projected financial statements of the Parent and its Subsidiaries as of and for the following fiscal year, which shall include a consolidated balance sheet of the Parent and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow and projected income for the following fiscal year, together with an operating budget with respect to the following fiscal year, and, as soon as available, significant revisions, if any, of such projections with respect to such fiscal year (collectively, the "PROJECTIONS"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer of the Parent stating that such Projections are based on estimates, information and assumptions believed by such Responsible Officer to be reasonable and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

                  (d) within 45 days after the end of each fiscal quarter of each fiscal year of the Parent, a narrative discussion and analysis of the consolidated financial condition and results of operations of the Parent and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections, as applicable, covering such periods and to the comparable periods of the previous year;

                  (e) copies of any statement, report or certificate furnished to National Bank of Canada or any other lender pursuant to the Credit Facility (other than routine correspondence not required to be delivered thereunder) or any amendment, restatement, renewal, successor, supplemental or replacement credit facility of the Parent or any of its Subsidiaries, promptly upon delivery of such copies to National Bank of Canada or such other lenders;

                  (f) within seven days after the same are filed, copies of all financial statements and reports which the Parent may make to, or file with, the SEC or any successor or analogous Governmental Entity of the United States or any other jurisdiction; and

                  (g) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

         Section 5.3. INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. The Parent shall, and shall cause each of its Subsidiaries to, keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law, shall be made of all dealings and transactions in relation to its business and activities; and upon reasonable notice permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Parent and its Subsidiaries with senior officers of the Parent and its Subsidiaries and with its independent certified public accountants.

         Section 5.4. LIMITATION ON MODIFICATION OF CREDIT FACILITY AND CONSORTIUM JUNIOR SUBORDINATED DEBT DOCUMENTS. The Parent shall not, and shall not permit any Subsidiary to, amend, modify or change, or consent or agree to any amendment, modification or change to, any of the terms of the Credit Facility (other than any such amendment or modification increasing the notional amount available for drawing thereunder up to $100,000,000) or the Consortium Junior Subordinated Debt Documents without the consent of the Majority Lenders. Notwithstanding the foregoing, the Parent may enter into replacement facilities to the Credit Facility (and such replacement facilities shall be deemed to be the "Credit Facility" for all purposes of this Agreement) to create separate facilities in the United States and Canada if such separate facilities, taken together, are on terms and conditions consistent with the terms and provisions contained in the original Credit Facility and not materially adverse to the Lenders, PROVIDED that the documentation relating to such replacement Credit Facility shall be subject to the approval of the Majority Lenders, such approval not to be unreasonably withheld.

         Section 5.5. YEAR 2000 COMPLIANCE. The Parent will, and will cause each of its Subsidiaries to, take all such actions as are necessary to (i) assure that the Parent and its Subsidiaries are, at all times, Year 2000 Compliant and (ii) assure that the Year 2000 Problem will not have a Material Adverse Effect.

         Section 5.6. AGREEMENTS WITH RESPECT TO FERRONOR. The Parent shall not, and shall not permit any Subsidiary (including without limitation Holdco) to, pledge, sell, dispose of or transfer any Capital Stock or other equity interests in Ferronor. Each of the Parent and the Borrower further covenant and agree that the Capital Stock or other equity interests of Ferronor shall at all times be free and clear of any Liens.

         Section 5.7. LIMITATION ON CHANGE OF FISCAL YEAR. The Parent shall not permit the fiscal year of the Parent or any Subsidiary to end on a date other than December 31.

         Section 5.8. LIMITATION ON GUARANTEE OBLIGATIONS. The Parent shall not, and shall cause its Subsidiaries not to, create, incur, assume or suffer to exist any guarantee by the Parent or any of its Subsidiaries of any Person, except for unsecured guarantees issued by the Parent or any of its Subsidiaries (excluding the Borrower) in favor of the Parent or a Subsidiary of the Parent guaranteeing Indebtedness expressly permitted by SECTION 5.11(B).

         Section 5.9. LIMITATION ON FUNDAMENTAL CHANGES. The Parent shall not, and shall cause its Subsidiaries not to, enter into any merger, acquisition, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business.

         Section 5.10. CAPITAL CONTRIBUTIONS TO THE BORROWER. The Parent covenants and agrees, for the benefit of the Lenders, that at any time the Borrower shall fail to have at least $500,000 of uncommitted cash or Cash Equivalents on hand, the Parent shall immediately contribute capital, in cash, to the Borrower sufficient to cause the Borrower to have at least $500,000 of uncommitted cash or Cash Equivalents on hand.

         Section 5.11. LIMITATION ON INDEBTEDNESS. The Parent shall not, and shall cause its Subsidiaries not to, create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of the Parent and its Subsidiaries under the Credit Facility and the Loan Documents;

                  (b) Indebtedness constituting deposits to secure the performance of trade contracts (other than for borrowed money), statutory obligations, surety and appeal bonds and performance bonds and other obligations of a like nature that are incurred in the ordinary course of business, not to exceed $5,000,000 in the aggregate at any time outstanding;

                  (c) Indebtedness of the Parent or any Subsidiary (other than the Borrower) incurred to repay, in whole or in part, the Credit Facility, together with the accrued and unpaid interest on the Loans so repaid; PROVIDED, that the terms and conditions of any such Indebtedness used to prepay the Loans in part are acceptable to the Administrative Agent in its sole discretion;

                  (d) subject to SECTION 5.14, Indebtedness existing pursuant to the Consortium Junior Subordinated Debt Agreements in an amount not to exceed A$10,000,000 at any time;

                  (e) Indebtedness relating to either (i) a sale/leaseback transaction involving a sale of the Boca Raton Property to a Subsidiary of the Parent, and a related lease of the Boca Raton Property from such Subsidiary to the Parent or another Subsidiary of the Parent, having a purchase price not to exceed the fair market value of such Boca Raton Property and providing for lease rentals not to exceed the fair market rental value of such property as of the date such transaction occurs or (ii) a conventional refinancing of the Boca Raton Property in an amount not to exceed the lesser of (A) $5,000,000 or (B) 80% of the fair market value of such property;

                  (f) Permitted Subordinated Indebtedness with payment terms consistent with the provisions of SECTION 5.14;

                  (g) Indebtedness of the Borrower incurred to finance the acquisition or construction of fixed or capital assets, not to exceed $5,000,000; and

                  (h) Indebtedness incurred by Ferronor which is nonrecourse to the Parent and its Subsidiaries, which nonrecourse Indebtedness is incurred by Ferronor in connection with project financing in a notional amount not to exceed the fair market value of the assets so financed.

         Section 5.12. LIMITATION ON LIENS. The Parent shall not, and shall cause its Subsidiaries not to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, PROVIDED that adequate reserves with respect thereto are maintained on the books of the Parent and its Subsidiaries in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings and which, in any case, do not encumber a material amount of the assets of the Parent or its Subsidiaries;

                  (c) Liens securing Indebtedness of the Parent and its Subsidiaries incurred to finance the acquisition or construction of fixed or capital assets to the extent such Indebtedness is permitted pursuant to SECTION 5.11(D), PROVIDED that (i) such Liens shall be created at the time of the acquisition or construction of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and proceeds thereof, (iii) the principal amount of Indebtedness secured thereby is not increased and (iv) the proceeds of the Indebtedness secured by any such Lien shall not secure more than 100% of the original purchase price of such property;

                  (d) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Parent or its Subsidiaries; and

                  (e) Liens created pursuant to the Collateral Documents and Liens in existence on the date hereof pursuant to the Credit Facility documentation.

         Section 5.13. FINANCIAL CONDITION COVENANTS OF THE PARENT. The Parent shall not:

                  (a) INTEREST COVERAGE RATIO.

                           (i) Permit the Interest Coverage Ratio of the Parent
and its Subsidiaries on a consolidated basis for each of the fiscal quarters of the Parent ending on March 31, 2000, June 30, 2000, September 30, 2000 and December 31, 2000 to be less than 2:1; PROVIDED, that in calculating the Interest Coverage Ratio for any such period, EBITDA and Cash Interest Expense shall be annualized from January 1, 2000 (for example, EBITDA and Cash Interest Expense for the quarter ended March 31, 2000 shall be annualized by multiplying EBITDA and Cash Interest Expense for the period January 1, 2000 through March 31, 2000, respectively, by four; EBITDA and Cash Interest Expense for the quarter ended June 30, 2000 shall be annualized by multiplying EBITDA and Cash Interest Expense for the period January 1, 2000 through June 30, 2000, respectively, by two; and so on); and

                           (ii) for all fiscal quarters of the Parent ending
after December 31, 2000, permit the Interest Coverage Ratio of the Parent and its Subsidiaries on a consolidated basis for the latest four consecutive fiscal quarters of the Parent ending after December 31, 2000 to be less than 2:1.

                  (b) LEVERAGE RATIO.

                           (i) Permit the Leverage Ratio of the Parent and its
Subsidiaries on a consolidated basis for each of the fiscal quarters of the Parent ending on March 31, 2000, June 30, 2000, September 30, 2000 and December 31, 2000 to be more than 5:1; PROVIDED, that in calculating the Leverage Ratio for any such period, EBITDA shall be annualized from January 1, 2000 (for example, EBITDA for the quarter ended March 31, 2000 shall be annualized by multiplying EBITDA for the period January 1, 2000 through March 31, 2000, respectively, by four; EBITDA for the quarter ended June 30, 2000 shall be annualized by multiplying EBITDA for the period January 1, 2000 through June 30, 2000, respectively, by two; and so on); and

                           (ii) for all fiscal quarters of the Parent ending
after December 31, 2000, permit the Leverage Ratio of the Parent and its Subsidiaries for the latest four consecutive fiscal quarters of the Parent ending after December 31, 2000 to be more than 5:1.

         Section 5.14. LIMITATION ON RESTRICTED PAYMENTS. The Parent shall not, and shall not permit any of its Subsidiaries to, declare or pay any dividend (other than non-cash dividends payable solely in common stock of the Parent or its Subsidiaries, as applicable) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock (including but not limited to in respect of any preferred Capital Stock outstanding or dividends accumulated thereon on the Closing Date) or other equity interests of the Parent or any of its Subsidiaries or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof or purchase any thereof, either directly or indirectly, whether in cash or property or in obligations of the Parent or any Subsidiary. The Parent shall not, and shall not permit any of its Subsidiaries to, make any payment with respect to or on account of, or purchase or otherwise acquire, any Permitted Subordinated Indebtedness.

         Section 5.15. LIMITATION ON TRANSACTIONS WITH AFFILIATES. Except as provided in SECTION 5.11(E), the Parent shall not, and shall not permit any of its Subsidiaries to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction (a) is otherwise permitted under this Agreement, and (b) is upon fair and reasonable terms no less favorable to the Parent or any of its Subsidiaries than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate; PROVIDED, that, in the case of (a) and (b), any such transaction involving more than $250,000 must be approved by a majority of the disinterested members of the Parent's Board of Directors.

         Section 5.16. EQUIPMENT MAINTENANCE AGREEMENT AND TRACK MAINTENANCE AGREEMENT. Not later than June 30, 1999, the Borrower shall execute and deliver a definitive (i) Equipment Maintenance Agreement and (ii) Track Maintenance Agreement, each of which shall reflect the terms and conditions set forth in the Heads of Agreement delivered to the Administrative Agent and the Lenders on the Closing Date and be in form and substance reasonably acceptable to the Administrative Agent.

         Section 5.17. CREDIT FACILITY COVENANTS.

                  (a) The covenants of the Parent and its applicable Subsidiaries set forth in Sections 10.16(g), (k) and (l) of the Credit Facility, as in effect on the date hereof without regard to any amendments, modifications or waivers thereto subsequent to the date hereof, are hereby incorporated by reference in their entirety and are hereby made by the Parent for the benefit of the Lenders hereunder.

                  (b) The Parent covenants that it shall not, and shall not permit any Subsidiary to, request or accept any Acquisition Advance (as such term is defined in the Credit Facility as in effect on the date hereof without regard to any amendments, modifications or waivers thereto subsequent to the date hereof) or, without limiting any other provision of this Agreement, consummate any acquisition in an amount in excess of $2,000,000 without the consent of the Majority Lenders, such approval not to be unreasonably withheld.

                                  ARTICLE VI.
                  COVENANTS OF THE BORROWER AND EACH GUARANTOR

                  So long as any Commitment shall remain outstanding or any Obligation shall remain unpaid, the Borrower and each Guarantor covenants and agrees with the Lenders, the Arranger, the Security Trustee and the Administrative Agent as set forth below:

         Section 6.1. PAYMENT OF OBLIGATIONS. Each Guarantor and the Borrower shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent or (in the case of trade payables and obligations other than for borrowed money) within 30 days after the due date, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Parent and, if applicable, the Borrower, RailAmerica Florida or RailAmerica Pty.

         Section 6.2. CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE, ETC. Each Guarantor and the Borrower shall (a) continue to engage in business of the same general type as now conducted by it (after taking into account the Acquisition); (b) preserve, renew and keep in full force and effect its existence and (c) take all commercially reasonable action to maintain all rights, privileges, franchises, licenses, patents, trademarks and tradenames necessary or desirable in the normal conduct of its business; and (c) comply with all Contractual Obligations and Requirements of Law.

         Section 6.3. NOTICES. Each Guarantor and the Borrower shall promptly give written notice to the Administrative Agent of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under the Credit Facility, (ii) any material default or event of default under any Contractual Obligation of any Guarantor or the Borrower, (iii) litigation, investigation or proceeding which may exist at any time between the Parent or any of its Subsidiaries and any Governmental Entity, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect or (iv) the institution against the Parent or any Subsidiary of any other action, suit or proceeding in any court or before any Governmental Entity which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

                  (c) the following events, as soon as possible and in any event within 30 days after the Parent knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution in a material amount to a Plan, the creation of any Lien in a material amount in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

                  (d) (i) any release or discharge by any Guarantor or the Borrower of any Materials of Environmental Concern required to be reported under Environmental Laws to any Governmental Entity which could reasonably be expected to result in the assessment or payment of a Material Environmental Amount; (ii) any condition, circumstance, occurrence or event that could reasonably be expected to result in the assessment or payment of a Material Environmental Amount or could result in the imposition of any Lien or other restriction on the title, ownership or transferability of any Mortgaged Property; and (iii) any action to be taken by any Guarantor or the Borrower that could reasonably be expected to subject the Parent or any of its Subsidiaries to the assessment or payment of a Material Environmental Amount; and

                  (e) any development or event which could reasonably be expected to have a Material Adverse Effect.

                  Each notice pursuant to this SECTION 6.3 shall be accompanied by a statement of a Responsible Officer of the Parent setting forth details of the occurrence referred to therein and stating what action the Parent or the applicable Subsidiary proposes to take with respect thereto.

         Section 6.4. ENVIRONMENTAL LAWS. Each Guarantor and the Borrower shall:

                  (a) (i) comply with all Environmental Laws applicable to it, and obtain, comply with and maintain any and all Environmental Permits necessary for its operations as conducted and as planned; and (ii) take all reasonable efforts to ensure that all of its tenants, subtenants, contractors, subcontractors, and invitees comply with all applicable Environmental Laws, and obtain, comply with and maintain any and all Environmental Permits, applicable to any of them insofar as any failure to so comply, obtain or maintain reasonably could be expected to have a have a Material Adverse Effect;

                  (b) promptly comply in all material respects with all orders and directives of all Governmental Entities directed to it regarding Environmental Laws, other than such orders and directives or parts thereof as are being contested in good faith and by appropriate proceedings;

                  (c) prior to acquiring any ownership or leasehold interest in real property, or other interest in any real property which could give rise to material liability under any Environmental Law, obtain a written environmental assessment report regarding the environmental condition of such real property by a reputable independent environmental consulting firm. A copy of each such environmental assessment report shall be delivered to the Administrative Agent by the end of the calendar quarter in which the acquisition closed, together with a list of all acquisitions of interests in real property by it in such quarter. Pursuant to this SECTION 6.4(C), the Administrative Agent shall have the right, but shall not have any duty, to obtain, review or discuss any such report;

                  (d) develop and maintain an appropriate program for compliance with Environmental Law; and

                  (e) not more than once annually (unless an Event of Default shall have occurred, in which case the Lender's and the Administrative Agent's rights under this SECTION 6.4(E) shall not be so limited), promptly upon the Administrative Agent's request, permit an Environmental Consultant whom the Administrative Agent in its discretion designates to perform an environmental assessment (including, without limitation, reviewing documents; interviewing knowledgeable persons; and sampling and analyzing soil, air, surface water, groundwater, and/or other media in or about property owned or leased by the Parent, or on which operations of the Borrower otherwise take place) with respect to those properties of the Borrower where there may be an environmental risk. Such environmental assessment shall be in form, scope, and substance reasonably satisfactory to the Administrative Agent. Each Guarantor and the Borrower shall cooperate fully in the conduct of such environmental assessment, and shall pay the costs of such environmental assessment immediately upon written demand by the Administrative Agent. Pursuant to this SECTION 6.4(E), the Administrative Agent shall have the right, but shall not have any duty, to request and/or obtain such environmental assessment and shall also have the right, but shall not have the any duty, to obtain, review or discuss any such report.

         Section 6.5. MAINTENANCE OF PROPERTY; INSURANCE. Each Guarantor and the Borrower shall (a) keep all material property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted;
(b) maintain with financially sound and reputable insurance companies insurance (including without limitation property and liability insurance) in at least such amounts and against at least such risks (but including in any event general liability) as are usually insured against in the same general area by companies engaged in the same or a similar business and otherwise comply with the Collateral Documents and the Infrastructure Lease; and (c) furnish to each Lender, upon written request, full information as to the insurance carried.

         Section 6.6. FURTHER ASSURANCES. Upon the request of the Security Trustee, each Guarantor and the Borrower shall promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable in the reasonable judgment of the Security Trustee to maintain in favor of the Security Trustee, for the benefit of the Lenders, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law.

         Section 6.7. DELIVERY OF SUBORDINATION AGREEMENTS. Each of the Borrower and each Guarantor covenants and agrees to use all best efforts to cause each Consortium Member to execute and deliver the Subordination Agreements, each in form and substance satisfactory to the Administrative Agent and the Lenders, no later than 21 days after the Closing Date.

                                  ARTICLE VII.
                                   CONDITIONS

                  The obligation of each of the Lenders to make Bridge Loans is subject to (i) the representations and warranties of the Borrower and each Guarantor in ARTICLE III and the representations and warranties of the Parent in the Credit Facility being true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of the Closing Date, (ii) on or prior to the Closing Date, the Borrower and such Guarantor, as the case may be, having performed and complied with all covenants and conditions to be performed and observed by it on or prior to the Closing Date and (iii) the prior or concurrent satisfaction of each of the following conditions:

         Section 7.1. CORPORATE AND OTHER PROCEEDINGS. On or before the Closing Date, all corporate and other proceedings taken or to be taken in connection with the Transactions and all documents incidental thereto shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received on behalf of the Lenders the following items, each of which shall be in form and substance satisfactory to the Administrative Agent and, unless otherwise noted, dated the Closing Date:

                  (a) a certified copy of the Borrower's, Holdco's and each of the Guarantor's charter[s] and like constitutent documents, in each case together with a certificate of status, compliance, good standing or like certificate with respect to the Borrower, Holdco and each Guarantor issued by the appropriate government officials (if available in the applicable jurisdiction) of the respective jurisdiction of its formation and of each jurisdiction in which the Borrower, Holdco or such Guarantor owns any material assets or carries on any material business, each to be dated a recent date prior to the Closing Date;

                  (b) a copy of the Borrower's, Holdco's and each of the Guarantor's bylaws or similar document, in each case certified as of the Closing Date by its respective Secretary or one of its Assistant Secretaries;

                  (c) resolutions of the Borrower's, Holdco's and each of the Guarantor's Boards of Directors approving and authorizing the execution, delivery and performance of this Agreement, each of the other Transaction Documents and any other documents, instruments and certificates required to be executed by the Borrower, Holdco or such Guarantor in connection herewith or therewith, specifically confirming that the Transactions benefit such party, and approving and authorizing the consummation of the Transactions, each certified as of the Closing Date by its respective Secretary or one of its Assistant Secretaries as being in full force and effect without modification or amendment;

                  (d) signature and incumbency certificates of the Borrower's, Holdco's and each of the Guarantor's Officers executing this Agreement and any other documents executed in connection therewith;

                  (e) executed copies of this Agreement, the other Loan Documents and delivery of all other ancillary documents which the Administrative Agent may reasonably require in connection with the Collateral Documents, including without limitation (i) evidence satisfactory to the Administrative Agent and the Security Trustee that notices of assignment under the Collateral Documents have been delivered and returned properly executed to the Security Trustee and (ii) evidence that the Security Trustee has received share transfer in blank and certificates for the shares in the Borrower;

                  (f) an Officers' Certificate from the Borrower and each Guarantor in form and substance satisfactory to the Administrative Agent to the effect that (i) the representations and warranties in ARTICLE III and the representations and warranties of the Borrower or such Guarantor, as the case may be, in the Credit Facility are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date, (ii) on or prior to the Closing Date, the Borrower or such Guarantor, as the case may be, has performed and complied with all covenants and conditions to be performed and observed by it on or prior to the Closing Date and (iii) all conditions to the consummation of the Transactions have been satisfied on the terms set forth in the documentation relating thereto and have not been waived or amended without the Administrative Agent's prior written consent;

                  (g) true and correct copies of the final form of each of: (i) the Acquisition Documentation, which shall not have been amended from the version previously given to the Lenders, (ii) the Credit Facility, (iii) the Equipment Maintenance Agreement and (iv) the Track Maintenance Agreement, each of which shall be satisfactory in form and substance to each of the Lenders;

                  (h) true and correct copies of each of the other Transaction Documents, each of which shall be satisfactory in form and substance to each of the Lenders;

                  (i) a copy of all closing documents relating to the Acquisition and all such counterpart originals or certified copies of such documents, instruments, certificates and opinions as the Administrative Agent may reasonably request; and

                  (j) all authorizations, consents and approvals required by
SECTION 7.10.

         Section 7.2. CONCURRENT TRANSACTIONS. Either prior to or concurrently with the making of the Bridge Loans by the Lenders:

                  (a) the terms and conditions of the Acquisition Documentation shall not have been modified in a way which is not satisfactory to the Lenders;

                  (b) there shall not exist (pro forma for the Acquisition and the financing thereof) any Default or Event of Default or any default or event of default under the Credit Facility; and

                  (c) the capitalization and corporate and ownership structure of the Parent and the Borrower before and after the Acquisition and the financing thereof shall be satisfactory to the Lenders in all respects.

         Section 7.3. NO MATERIAL LOSS. Neither the Borrower nor any Guarantor shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding which could reasonably be expected to have a Material Adverse Effect.

         Section 7.4. NO EVENT OF DEFAULT. No event shall have occurred and be continuing or would result from the consummation of the Transactions that would constitute an Event of Default.

         Section 7.5. NO CHANGES IN FINANCIAL MARKETS. There shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market's National Market or in the over-the-counter market shall have been suspended or materially limited, or minimum prices shall have been established on such exchange by the SEC, or by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been declared a national emergency or war by the United States (other than the current hostilities in Iraq and the former Yugoslavia), (iv) a disruption or material adverse change in the financial or capital markets generally, in the market for new issues of high yield debt or equity securities in particular or (v) a material adverse change in the general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States or Australia shall be such) as to make it, in the reasonable judgment of Majority Lenders, impracticable or inadvisable to proceed with the funding of the Bridge Loans on the Closing Date.

         Section 7.6. DELIVERY OF OPINIONS. The Administrative Agent shall have received originally executed copies of the following legal opinions:

                  (a) the legal opinion of Shutts & Bowen LLP, New York counsel to the Borrower and each Guarantor;

                  (b) the legal opinion of Minter Ellison, Australia counsel to the Borrower and each Guarantor;

                  (c) the legal opinion of Cariola y Cia, Chile counsel to the Borrower, Holdco and each Guarantor;

                  (d) the legal opinion of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A., New York counsel to the Parent;

                  (e) the legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Administrative Agent, the Security Trustee and the Lenders;

                  (f) the legal opinion of Mallesons Stephen Jaques, special counsel to the Administrative Agent, the Security Trustee and the Lenders; and

                  (g) the legal opinion of Urenda, Rencoret, Orrego y Dorr, Chile counsel to the Administrative Agent, the Security Trustee and the Lenders.

Each such legal opinion shall be in form and substance reasonably satisfactory to the Lenders and shall cover such matters incident to the transactions contemplated by this Agreement and the other Loan Documents as the Administrative Agent may reasonably require.

         Section 7.7. SOLVENCY. The Administrative Agent shall have received a satisfactory solvency analysis certified by the chief financial officer of the Parent which shall document the solvency of the Parent and its Subsidiaries after giving effect to the Acquisition and the other transactions contemplated hereby.

         Section 7.8. PAYMENT OF FEES. On or before the Closing Date, the Parent and the Borrower shall have paid to Barclays Bank PLC and their Affiliates the fees payable on the Closing Date pursuant to SECTION 2.12.

         Section 7.9. NO BREACH UNDER ENGAGEMENT LETTER OR FEE LETTER. Neither the Borrower nor any Guarantor shall be in breach or violation of any of its obligations under the Engagement Letter or the Fee Letter and each of the Engagement Letter and the Fee Letter shall be in full force and effect.

         Section 7.10. CONSENTS AND APPROVALS. On or before the Closing Date, all governmental, shareholder and third-party consents (including a consent from the lenders under the Credit Facility but excluding consents under ordinary course customer contracts relating to the Acquisition acceptable to the Administrative Agent) and approvals necessary in connection with the Transactions and the other transactions contemplated hereby shall have been obtained; all such consents and approvals shall be in full force and effect; and all applicable waiting periods shall have expired without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on the Transactions or such other transactions or that could seek or threaten any of the foregoing.

         Section 7.11. MARGIN REGULATIONS. The making of the Bridge Loans in the manner contemplated in this Agreement shall not violate the applicable provisions of Regulation T, U or X of the Board or any other regulation of the Board.

         Section 7.12. ABSENCE OF CERTAIN CHANGES. No material adverse change in the consolidated financial condition, results of operations, business, assets, liabilities, management, prospects or value of the Parent and its Subsidiaries (including any event which, in the opinion of the Lenders, is likely to result in such a material adverse change) shall have occurred since the date of the most recent audited financial statements that have been delivered to the Lenders as of the date hereof as to make it, in the reasonable judgment of the Administrative Agent, impractical or inadvisable to proceed with the funding of the Loans on the Closing Date pursuant to the terms contemplated herein. No material inaccuracy in such financial statements shall exist. The Parent and its Subsidiaries shall have no material liabilities except (i) those set forth on the most recent audited balance sheets of such entities provided to the Lenders as of the date hereof and (ii) those incurred in the ordinary course of business (and consistent with past practice) since such date.

         Section 7.13. NET CAPITAL. There shall not have occurred any change in law or regulation (or interpretation thereof) that could result in any Lender's commitment to provide, or any Lender's providing, the financing contemplated by this Agreement being a charge to the net capital of such Lender's parent or Affiliate.

         Section 7.14. BUSINESS PLAN; PRO FORMAS. The Administrative Agent shall have received the following, each in form and substance satisfactory to the Administrative Agent and the Lenders:

                  (a) a business plan for the Borrower for the fiscal years following the Closing Date reasonably requested by the Administrative Agent;

                  (b) a written analysis of the business and prospects of the Borrower for the period from the Closing Date through the final maturity of the Term Loans;

                  (c) the Pro Forma Borrower Balance Sheet;

                  (d) the Projected Borrower Financial Statements;

                  (e) the Pro Forma Parent Balance Sheet; and

                  (f) the Projected Parent Financial Statements.

Each of (c), (d), (e) and (f) shall be prepared in accordance with GAAP consistently applied.

         Section 7.15. FILINGS, REGISTRATIONS AND RECORDINGS. Each document required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be delivered to the Security Trustee or to be filed, registered or recorded in order to create in favor of the Security Trustee a perfected Lien on all Collateral, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by SECTIONS 4.8(A) through (E) and 5.12(A) through (E)), shall have been filed or be in proper form for filing, registration or recordation in each jurisdiction in which the filing, registration or recordation thereof is so required or requested.

         Section 7.16. RAILROAD OPERATING LICENSE. The Borrower shall have obtained from the appropriate authorities a Railroad Operating License, such license to be in form and substance satisfactory to the Administrative Agent and its counsel.

         Section 7.17. CONSORTIUM JUNIOR SUBORDINATED DEBT. Prior to the Closing Date, the Consortium Members shall have funded at least A$10,000,000 to the Borrower pursuant to the Consortium Junior Subordinated Debt Agreements, and each of the Consortium Junior Subordinated Debt Documents shall be in form and substance satisfactory to the Administrative Agent and the Lenders and shall have been duly executed and delivered by the parties thereto.

                                 ARTICLE VIII.
                             TRANSFER OF THE LOANS

         Section 8.1. TRANSFER OF THE LOANS.

                  (a) ASSIGNMENT BY LENDERS. Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement without the consent of the Borrower, any Guarantor or any other Lender, but in compliance with all applicable laws; PROVIDED, HOWEVER, that no interest in any Loans may be sold, assigned or otherwise transferred except with the prior consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed). Except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Loans, the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless the Borrower otherwise consents. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance. Upon recording thereof pursuant to SECTION 8.3, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of SECTIONS 2.7, 2.10 and 2.11 and ARTICLE XIV). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this SECTION 8.1(A) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with SECTION 8.1(B).

                  (b) PARTICIPATIONS. Any Lender may, without the consent of any Person, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement, but in such event (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, each Guarantor and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. An agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents, except that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in SECTION 16.3(B) that affects such Participant. The Borrower and each Guarantor agree that each Participant shall be entitled to the benefits of SECTIONS 2.7, 2.10 and 2.11 and ARTICLE XIV to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to
SECTION 8.1(A); PROVIDED that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

         Section 8.2. REGISTRATION OF TRANSFER OR EXCHANGE. Against receipt of evidence of cancellation, discharge or surrender of any notes by a Lender for registration of transfer or exchange, the Borrower will execute and deliver in exchange therefor a new note or notes of the same aggregate tenor and principal amount if such Lender so requests. The Borrower will pay any stamp tax or governmental charge imposed in respect of any such transfer.

         Section 8.3. REGISTER. The Administrative Agent shall keep a copy of each Assignment and Acceptance delivered to it and maintain a register of the names and addresses of each Lender and the principal amount of the Loans owing to it pursuant to the terms hereof from time to time (the "REGISTER"). Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this SECTION 8.3(D). The entries in the Register shall be rebuttably presumed to be correct, absent manifest error, and the Administrative Agent, the Security Trustee, the Arranger, the Borrower, each Guarantor and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                                  ARTICLE IX.
                               EVENTS OF DEFAULT

         Section 9.1. EVENTS OF DEFAULT. If any of the following events shall occur and be continuing:

                  (a) (i) the Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder or under any other Loan Document, within two Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or (ii) any Guarantor shall fail to pay any amount payable hereunder or under any other Loan Document within two Business Days after any such amount becomes due; or

                  (b) any representation or warranty made or deemed made by the Borrower or any Guarantor herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) the Borrower or any Guarantor shall default in the observance or performance of any covenant or agreement contained in this Agreement or any other Loan Document; or

                  (d) (i) the Borrower, any Guarantor or any other Subsidiary of the Parent shall default in making any payment of any principal under the Credit Facility; or (ii) the Borrower or any Guarantor shall default in making any payment of any other Indebtedness of any Guarantor or the Borrower, if any (including, without limitation, any Guarantee Obligation), on the scheduled or original due date with respect thereto; or (iii) the Borrower or any Guarantor shall default in making any payment of any interest on any Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iv) the Borrower, any Guarantor or any other Subsidiary of the Parent shall default in the observance or performance of any other agreement or condition under the Credit Facility or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness under the Credit Facility (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; (v) the Borrower or any Guarantor shall default in the observance or performance of any other agreement or condition under any other Indebtedness of any Guarantor or the Borrower, if any, or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness under such other Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; PROVIDED that a default, event or condition described in clause (i), (ii), (iii), (iv) and (v) of this paragraph (d) shall not at any time constitute an Event of Default under this Agreement unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii), (iii), (iv) and (v) of this paragraph (d) shall have occurred and be continuing with respect to Indebtedness under the Credit Facility or such other Indebtedness the outstanding principal amount of which exceeds in the aggregate $5,000,000; or

                  (e) the Borrower, Holdco or any Guarantor shall commence any case, proceeding or other action (i) (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, administrator, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower, any Guarantor or Holdco shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower, any Guarantor or Holdco any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or
(B) remains undismissed, undischarged or unbonded for a period of 30 days; or
(iii) there shall be commenced against the Borrower or any Guarantor, Holdco any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof, or (iv) the Borrower, any Guarantor or Holdco shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower, any Guarantor or Holdco shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (f) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Guarantor, the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Guarantor, the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Majority Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; or

                  (g) one or more judgments or decrees shall be entered against any Guarantor, Holdco or the Borrower involving in the aggregate a liability (not paid or fully covered by insurance) of $1,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (h) any of the Collateral Documents or any Guaranty shall cease, for any reason, to be in full force and effect, or the Borrower or any Guarantor or any Affiliate of either such Person shall so assert or otherwise repudiate any Loan Document, or any Lien created by any of the Collateral Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby or it shall be illegal for any Lender to maintain its Loan or comply with any of its obligations hereunder; or

                  (i) any of the Borrower, RailAmerica Florida or RailAmerica Australia shall cease to be a Wholly Owned Subsidiary of the Parent (directly or indirectly);

then, and in any such event, (A) if such event is an Event of Default specified in clause (e) above, the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately and automatically become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: with the consent of Majority Lender, the Administrative Agent may, or upon the request of Majority Lenders; the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this SECTION 9.1, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                  In addition to the foregoing, if the Parent or the Borrower fails to comply with the provisions of SECTION 10.1(B) in any material respect after a Request, then the Lenders shall be entitled to unilaterally amend the provisions of this Agreement and the other Loan Documents relating to interest rate, optional redemption, maturity, warrants and registration rights and other terms and conditions so as to reflect the terms of the Permanent Securities that would have been issued in accordance with SECTION 10.1(B) had the Parent or the Borrower complied therewith.

         Section 9.2. RIGHTS AND REMEDIES CUMULATIVE. No right or remedy herein conferred upon or reserved to the Lenders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent assertion or employment of any other appropriate right or remedy.

         Section 9.3. DELAY OR OMISSION NOT WAIVER. No delay or omission by any Lender to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this
ARTICLE IX or by law to the Lenders may be exercised from time to time, and as often as may be deemed expedient, by the Lenders.

         Section 9.4. WAIVER OF PAST DEFAULTS. Subject to SECTION 16.3, the Majority Lenders by written notice to the Borrower may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has be come due solely because of the acceleration) have been cured or waived.

         Section 9.5. RIGHTS OF LENDERS TO RECEIVE PAYMENT. Notwithstanding anything to the contrary contained in this Agreement, the right of any Lender to receive payment of principal of, premium, if any, and interest on the Loans held by such Lender, on or after the respective due dates expressed in this Agreement, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Lender.

                                   ARTICLE X.
                              PERMANENT SECURITIES

         Section 10.1. PERMANENT SECURITIES.

                  (a) The Borrower and each Guarantor shall do all things required in the reasonable opinion of the Arranger in connection with the sale of the Permanent Securities, including, but not limited to (i) immediately following the Closing Date, commencing the preparation of a Rule 144A offering memorandum or registration statement under the Securities Act with respect to the Permanent Securities, and other documentation (including an indenture and registration rights agreement), all as deemed necessary by the Arranger, to effect the offering of Permanent Securities, (ii) as soon as practicable following the Closing Date, delivering to the Arranger such unaudited consolidated and pro forma financial information, projections as to future operations and such other financial information relating to the Borrower and the Parent and their respective businesses as may be reasonably requested by the Arranger, (iii) as soon as practicable following the Closing Date, finalizing the Offering Documents in form and substance reasonably satisfactory to the Arranger, including, if applicable, filings of a registration statement under the Securities Act, (iv) as soon as practicable following the Closing Date, making appropriate Officers of the Parent and its Subsidiaries (including, without limitation, the Borrower) available to the Arranger for meetings with rating agencies and prospective purchasers of the Permanent Securities and preparing and presenting to potential investors road show material in a manner consistent with other new issuances of high yield debt securities and (v) executing an underwriting or purchase agreement substantially in the form of the Arranger's standard underwriting or purchase agreement, as the case may be, modified as appropriate to reflect the terms of the transactions contemplated thereby and containing such terms, covenants, conditions, representations, warranties and indemnities as are customary in similar transactions and providing for the delivery of legal opinions, comfort levels, and Officers' Certificates, all in form and substance reasonably satisfactory to the Arranger and its counsel, as well as such other terms and conditions as the Arranger and its counsel may in their discretion consider appropriate in light of then prevailing market conditions applicable to similar financings or in light of any aspect of the transactions contemplated hereby that requires such other terms or conditions. The proceeds from the issuance of the Permanent Securities shall be used to prepay the Loans pursuant to SECTION 2.5.

                  (b) Each of the Borrower and the Parent unconditionally agrees that as soon as practicable following the request (a "REQUEST") from the Arranger made at any time after the Closing Date, the Parent will, and the Borrower shall cause the Parent to, deliver, issue and/or sell Permanent Securities upon such terms and conditions as may be specified in such Request.

                                  ARTICLE XI.
                                  TERMINATION

         Section 11.1. TERMINATION. If no Loans have been funded hereunder, any Lender, by notice to the Borrower, may terminate this Agreement at any time after the earlier of (i) the termination of the Acquisition Agreement and (ii) 5:00 p.m., Sydney time, on May 30, 1999. In addition, any Lender may terminate this Agreement prior to the Closing Date upon the occurrence of a Default or Event of Default or a breach by any Guarantor of its obligations under the Guaranty (it being understood that the Lenders shall have all rights after the Closing Date as provided elsewhere in this Agreement).

         Section 11.2. SURVIVAL OF CERTAIN PROVISIONS. If this Agreement is terminated pursuant to this ARTICLE XI, such termination shall be without liability of any party to any other party, except that, whether or not the transactions contemplated by this Agreement are consummated, (i) the Obligations of the Borrower and each Guarantor to reimburse the Lenders for all of their out-of-pocket expenses pursuant to SECTION 15.1 and the Engagement Letter and (ii) the indemnity provisions contained in ARTICLE XIV shall, in each case, remain operative and in full force and effect.

                                  ARTICLE XII.
                        SUBORDINATION OF PARENT GUARANTY

         Section 12.1. AGREEMENT TO SUBORDINATE. The Parent agrees, and each Lender agrees, that the Guaranty of the Parent evidenced by ARTICLE XIII shall be subordinated in right of payment, to the extent and in the manner provided in this ARTICLE XII, to the prior payment in full in cash or Cash Equivalents of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of and enforceable by the holders of Senior Debt. The Parent shall not incur any Indebtedness that is subordinated or junior in right of payment to the Senior Debt and senior in any respect in right of payment to its Guaranty.

         Section 12.2. CERTAIN DEFINITIONS.

                  "HOLDCO" means RailAmerica de Chile S.A., a company incorporated and existing pursuant to the laws of the Republic of Chile.

                  PERMITTED JUNIOR SECURITIES" means Capital Stock or other equity interests in the Parent or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to a greater extent than the Guaranty of the Parent is subordinated to Senior Debt pursuant to this Agreement.

                  "RAILAMERICA PTY" means RailAmerica Australia Pty Ltd., a company incorporated in New South Wales.

                  "Representative" means the agent or representative for the Senior Debt.

                  "SENIOR DEBT" means (i) all Indebtedness under the Credit Facility, whether outstanding on the date hereof or thereafter incurred and
(ii) all Senior Obligations with respect to any of the foregoing, up to a maximum of $105,000,000 in the aggregate.

                  "SENIOR OBLIGATIONS" means any principal, premium (if any), interest, penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees and other liabilities and amounts payable under the documentation governing the Senior Debt or in respect thereto.

         Section 12.3. LIQUIDATION; DISSOLUTION; BANKRUPTCY. Subject to SECTION 12.14, upon any distribution to creditors of the Parent in a liquidation or dissolution of the Parent or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Parent or its property (other than with respect to the Capital Stock or other equity interests of the Borrower, RailAmerica Pty or Holdco), in an assignment for the benefit of creditors or any marshalling of the Parent's assets and liabilities (other than with respect to the Capital Stock or other equity interests of the Borrower, RailAmerica Pty or Holdco):

                  (a) holders of Senior Debt shall be entitled to receive payment in full in cash of all Senior Obligations due in respect of such Senior Debt (including interest after, or which would accrue but for, the commencement of any such proceeding at the rate specified in the Senior Debt, whether or not a claim for such interest would be allowed) before any Lender shall be entitled to receive any payment with respect to the Guaranty of Parent hereunder (except that Lenders may receive Permitted Securities); and

                  (b) until all Senior Obligations with respect to Senior Debt (as provided in SUBSECTION (1) above) are paid in full in cash, any distribution to which Lenders would be entitled but for this ARTICLE XII shall be made to holders of Senior Debt (except that Lenders may receive Permitted Junior Securities), as their interests may appear.

                  A distribution may consist of cash, securities or other property, by set-off or otherwise.

         Section 12.4. DEFAULT ON DESIGNATED SENIOR DEBT. Subject to SECTION 12.14, the Parent may not make any payment or distribution to the Administrative Agent or any Lender in respect of any Obligations and may not acquire from the Administrative Agent or any Lender any Loans for cash or property (other than Permitted Junior Securities) until all Senior Debt shall have been paid in full in cash if:

                  (a) a default in the payment of any principal or other Senior Obligations with respect to Senior Debt occurs and is continuing beyond any applicable grace period in the Credit Facility; or

                  (b) a default, other than a payment default, on Senior Debt occurs and is continuing that permits holders of the Senior Debt to accelerate its maturity and the Administrative Agent receives a notice of the default (a "PAYMENT BLOCKAGE NOTICE") from a Person who may give it pursuant to SECTION
12.11 hereof. If the Administrative Agent receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this SECTION 12.4 unless and until (i) at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and
(ii) all scheduled payments of principal, premium, if any, and interest on the Loans that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Administrative Agent shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 360 days.

                  The Parent may and shall resume payments on and distributions in respect of its Guaranty upon the earlier of:

                           (1) the date upon which the default is cured or
waived by written notice to the Administrative Agent and the Parent from the Person or Persons who gave such Payment Blockage Notice and, in the case of Senior Debt that has been accelerated, such acceleration has been rescinded by written notice to the Administrative Agent and the Parent, or

                           (2) in the case of a default referred to in SECTION
12.4(II) hereof, 179 days pass after notice is received if the maturity of such Senior Debt has not been accelerated,

if this ARTICLE XII otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.





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

         Section 12.5. WHEN DISTRIBUTION MUST BE PAID OVER. In the event that the Administrative Agent or any Lender receives any payment under the Parent's Guaranty at a time when the Administrative Agent or such Lender, as applicable, has actual knowledge that such payment is prohibited by this ARTICLE XII, such payment shall be held by the Administrative Agent or such Lender, in trust for the benefit of, and shall be paid forthwith over and delivered to their Representative, as their respective interests may appear, for application to the payment of all Senior Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Senior Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

                  With respect to the holders of Senior Debt, the Administrative Agent undertakes to perform only such obligations on the part of the Administrative Agent as are specifically set forth in this ARTICLE XII, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Agreement against the Administrative Agent. The Administrative Agent shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Administrative Agent shall pay over or distribute to or on behalf of Lenders, the Parent or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this ARTICLE XII, except if such payment is made as a result of the willful misconduct or gross negligence of the Administrative Agent.

         Section 12.6. NOTICE BY THE PARENT. The Parent shall promptly notify the Administrative Agent of any facts known to the Parent that would cause a payment of any amounts under the Parent's Guaranty to violate this ARTICLE XII.

         Section 12.7. SUBROGATION. The Lenders shall be subrogated to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Lenders have been applied to the payment of Senior Debt. A distribution made under this
ARTICLE XII to holders of Senior Debt that otherwise would have been made to the Lenders is not, as between the Parent, on one hand, and the Lenders, on the other hand, a payment by the Parent on its Guaranty.

         Section 12.8. RELATIVE RIGHTS. This ARTICLE XII defines the relative rights of the Lenders and holders of Senior Debt. Nothing in this Agreement shall:

                  (a) impair, as between the Parent, on one hand, and the Lenders, on the other hand, the obligation of the Parent under its Guaranty, which is absolute and unconditional;

                  (b) creditors of the Parent other than their rights in relation to holders of Senior Debt; or

                  (c) prevent the Administrative Agent or any Lender from exercising its available remedies upon a Default or Event of Default against the Borrower or any Guarantor, subject to the rights of holders of Senior Debt to receive distributions and payments from the Parent otherwise payable to the Lenders.

                  If the Parent fails to perform in any manner under its Guaranty because of this ARTICLE XII, such failure is still a breach of the Parent's obligations under its Guaranty and a Default or Event of Default hereunder.

         Section 12.9. SUBORDINATION MAY NOT BE IMPAIRED BY THE PARENT. No right of any holder of Senior Debt to enforce the subordination of the Parent's Guaranty shall be impaired by any act or failure to act by the Parent or any Lender or by the failure of the Parent or any Lender to comply with this Agreement.

         Section 12.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE. Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative. Upon any payment or distribution of assets of the Parent referred to in this ARTICLE XII, the Administrative Agent and the Lenders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Administrative Agent or to the Lenders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this ARTICLE XII.





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

         Section 12.11. RIGHTS OF ADMINISTRATIVE AGENT. Notwithstanding the provisions of this ARTICLE XII or any other provision of this Agreement, the Administrative Agent shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Administrative Agent, and the Administrative Agent may continue to make payments with respect to the Parent's Guaranty, unless the Administrative Agent shall have received at the address set forth in SECTION 16.2 hereof at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations through the application of the Parent's Guaranty to violate this ARTICLE XII. Only the Parent or a Representative may give the notice.

                  The Administrative Agent in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Administrative Agent. Any agent may do the same with like rights.

         Section 12.12. AUTHORIZATION TO EFFECT SUBORDINATION. Each Lender authorizes and directs the Administrative Agent on such Lender's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this ARTICLE XII, and appoints the Administrative Agent to act as such Lender's attorney-in-fact for any and all such purposes.

         Section 12.13. AMENDMENTS. The provisions of this ARTICLE XII shall not be amended or modified without the written consent of the holders of all Senior Debt.

         Section 12.14. COLLATERAL NOT AFFECTED. Notwithstanding anything to the contrary contained in this ARTICLE XII, in no event shall the Administrative Agent's, the Security Trustee's or the Lenders right with respect to the Collateral be affected or impaired in any manner, and each such Person has full rights with respect to the Collateral. The provisions of this
ARTICLE XII shall not prevent the Administrative Agent, the Security Trustee or any Lender from receiving and retaining for its own benefit any distribution from the Parent in respect of the Collateral.

                                 ARTICLE XIII.
                                    GUARANTY

         Section 13.1. THE GUARANTY.

                  (a) Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as principal obligor and not surety, the full and punctual payment (whether at Stated Maturity, upon acceleration or otherwise) of the principal of and interest, fees and premium (if any) on the Bridge Loans and the Terms Loans, and the full and punctual payment of all other Obligations of the Borrower under this Agreement and the other Loan Documents, including all reasonable costs of collection and enforcement thereof and interest thereon which would be owing by the Borrower but for the effect of any Bankruptcy Code (collectively, the "GUARANTIED OBLIGATIONS"). Each Guarantor understands, agrees and confirms that each of the Lenders may enforce this Guaranty up to the full amount Guarantied by each Guarantor hereunder against each Guarantor without proceeding against any other obligor or against any security for the Guarantied Obligations. All payments made by each Guarantor under this Guaranty shall be paid at the place and in the manner specified in SECTION 2.9. Each Guarantor further agrees that (i) this is a continuing Guaranty of payment and not merely a Guaranty of collection and (ii) this Guaranty is independent of the Borrower's obligations under this Agreement.

                  (b) The obligations of each Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                           (i) any extension, renewal, settlement, compromise,
waiver or release in respect of any Obligation of the Borrower under this Agreement or any other Loan Document, by operation of law or otherwise;






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

                           (ii) any modification or amendment of or supplement
to this Agreement or any of the other Loan Documents;

                           (iii) any release, non-perfection or invalidity of
any direct or indirect security for, or any other Person's guaranty of, any of the Guarantied Obligations;

                           (iv) any change in the corporate existence,
structure or ownership of the Borrower or any other guarantor of the Borrower's Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any obligor or any of their respective assets or any resulting release or discharge of any Obligation of the Borrower contained in the Loan Documents;

                           (v) the existence of any claim, set-off or other
rights which any obligor (including any Guarantor) may have at any time against the Borrower or any other Person, whether in connection herewith or with any unrelated transactions, PROVIDED that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                           (vi) any invalidity or unenforceability relating to
or against the Borrower for any reason of this Agreement or any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower of the principal of, interest, premium or fees on the Loans or any other amount payable by the Borrower under this Agreement or any of the other Loan Documents; or

                           (vii) any other act or omission to act or delay of
any kind by the Borrower or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of Guarantied Obligations hereunder.

                  (c) Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Borrower, any right to require a proceeding first against the Borrower or another obligor, protest, notice and all demands whatsoever and covenants that, subject to this ARTICLE XIII, this Guaranty shall not be discharged except by complete payment and performance of all Guarantied Obligations.

                  (d) If any Lender is required by any court or otherwise to return to the Borrower or any Guarantor, or any Custodian for the Borrower or any of the other obligors or their respective assets, any amount paid to any Lender, this Guaranty, to the extent of the amount so returned, shall be reinstated in full force and effect.

                  (e) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Lenders in respect of any Guarantied Obligations until payment in full of all Guarantied Obligations. Each Guarantor further agrees that (i) the maturity of the Guarantied Obligations may be accelerated as provided in SECTION 9.1 notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantied Obligations and (ii) in the event of any declaration of acceleration of such Guarantied Obligations as provided in SECTION 9.1, such Guarantied Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guaranty.

         Section 13.2. LIMITATION ON LIABILITY.

                  (a) Each Guarantor and, by its acceptance of any Bridge Loan or Term Loan, each Lender, hereby confirms that it is the intention of all such parties that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Code, the United States Uniform Fraudulent Conveyance Act, the United States Uniform Fraudulent Transfer Act or any similar Australian or other law to the extent applicable to this Guaranty. To effectuate the foregoing intention, the Lenders and each Guarantor hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of each Guarantor that are relevant under such laws, result in the Obligations of each Guarantor under the Guaranty not constituting a fraudulent transfer or conveyance.

                  (b) Notwithstanding anything to the contrary contained in this ARTICLE XIII, RailAmerica Florida's liability under this Guaranty shall be limited to the collateral owned by RailAmerica Florida and pledged to the Security Trustee for the benefit of the Lenders pursuant to the Equitable Mortgage of Shares, dated on or about the Closing Date, by and among RailAmerica Florida, RailAmerica Pty and the Security Trustee, and the proceeds thereof.

         Section 13.3. STAY OF ACCELERATION. In the event that acceleration of the time for payment of any Guarantied Obligation is stayed upon insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless by payable by each Guarantor forthwith on demand by any Lender.

                                  ARTICLE XIV.
                                   INDEMNITY

         Section 14.1. INDEMNIFICATION. The Borrower (the "INDEMNIFYING PARTY") agrees to indemnify and hold harmless each Lender, the Arranger, the Security Trustee and the Administrative Agent and their respective controlling persons and Affected Parties and each director, officer, employee, affiliate, advisor, Counsel and agent thereof (each, an "INDEMNIFIED PARTY") from and against any and all losses, claims, damages and liabilities, joint or several, to which any Indemnified Party may become subject relating to or arising out of or in connection with the transactions contemplated by this Agreement (including the use of the proceeds of the Loans) or any related transaction (including the Acquisition), and to reimburse each Indemnified Party, promptly upon demand, for expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened loss, claim, damage or liability, or any litigation, proceeding or other action in respect thereof, including any amount paid in settlement of any litigation, proceeding or other action (commenced or threatened) to which the Indemnifying Party shall have consented in writing (such consent not to be unreasonably withheld) whether or not any Indemnified Party is a party and whether or not liability resulted; PROVIDED, HOWEVER, that the indemnity contained in this SECTION 14.1 will not apply to any Indemnified Party with respect to losses, claims, damages, liabilities or related expenses arising from the willful misconduct or gross negligence of such Indemnified Party.

         Section 14.2. INDEMNITY NOT AVAILABLE. If indemnification were for reason of public policy not to be available, the Indemnifying Party, on the one hand, and the Lenders, on the other hand, agree to contribute (in proportion to their respective Commitments in the case of the Lenders to the losses, claims, damages, liabilities or expenses (or any investigation, claim, litigation, proceeding or other action (collectively, an "Action") in respect thereof) for which such indemnification is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Indemnifying Party, on the one hand, and the Lenders, on the other hand, in connection with the matter giving rise to such losses, claims, damages, liabilities or expenses (or actions in respect thereof). The Borrower agrees that for the purposes of this
SECTION 14.2 the relative benefits to the Borrower, on the one hand, and the Indemnified Parties on the other hand, of the transactions contemplated by this Agreement, including, without limitation, the Loans and the other transactions contemplated by any of the Loan Documents in any way relating to any Loan, including the use of the proceeds of the Loans, shall be deemed to be in the same proportion that the proceeds of all Loans made or to be made to the Borrower bears to the interest and fees paid or to be paid to the Lenders in connection with the Loans. The foregoing contribution agreement shall be in addition to any rights that any Indemnified Party may have at common law or otherwise. No investigation or failure to investigate by any Indemnified Party shall impair the foregoing indemnification and contribution agreement or an right an Indemnified Party may have.

         Section 14.3. SETTLEMENT OF CLAIMS. The Borrower agrees that it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification or contribution could be sought under SECTION 14.1 or 14.2 (whether or not any Indemnified Party is an actual or potential party to such claim, action or proceeding) without the prior written consent of the Indemnified Parties, unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding, which consent shall not be unreasonably withheld.

         Section 14.4. INDEMNITY FOR TAXES, RESERVES AND EXPENSES. If, after the date hereof, the adoption of any law or guideline or any amendment or change in the administration, interpretation or application of any existing or future law or guideline by any Governmental Entity charged with the administration, interpretation or application thereof, or the compliance with any request or directive of any Governmental Entity (whether or not having the force of law):

                  (a) subjects any Affected Party to any tax of any kind with respect to this Agreement or the Loans or changes the basis of taxation of payments of amounts due hereunder or thereunder or with respect to this Agreement or any of the other Loan Documents (including, without limitation, any sales, gross receipts, general corporate, personal property, privilege or license taxes, and including claims, losses and liabilities arising from any failure to pay or delay in paying any such tax (unless such failure or delay results solely from such Affected Party's negligence or willful misconduct), but excluding (i) federal, state or local taxes based on net income incurred by such Affected Party arising out of or under this Agreement or any of the other Loan Documents) and (ii) Taxes, Other Taxes and any taxes, levies, imposts, deductions, charges or withholding specifically excluded under SECTION 2.10(A);

                  (b) imposes, modifies or deems applicable any reserve (including, without limitation, any reserve imposed by the Board), special deposit or similar requirement against assets of the Borrower or any Guarantor held by, credit to the Borrower or any Guarantor extended by, deposits of the Borrower or any Guarantor with or for the account of, or other acquisition of funds of the Borrower or any Guarantor by, any Affected Party;

                  (c) shall change the amount of capital maintained or requested or directed to be maintained by an Affected Party; or

                  (d) imposes upon an Affected Party any other condition or expense (including without limitation, (i) loss of margin and (ii) attorneys' fees and expenses incurred by officers or employees of an Affected Party (or any successor thereto) and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement or an of the other Loan Documents or the purchase, maintenance or funding of the Loans by an Affected Party, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, reduce the rate of return on capital of, or impose any expense (including loss of margin) upon, an Affected Party with respect to this Agreement, any of the other Loan Documents, the Obligations hereunder or thereunder or the funding of the Loans hereunder, the Affected Party may notify the Indemnifying Party of the amount of such increase, reduction, or imposition, and the Indemnifying Party hereby agrees to pay to the Affected Party the amount the Affected Party deems necessary to compensate the Affected Party for such increase, reduction or imposition which determination shall be conclusive absent manifest error. Such amounts shall be due and payable by the Indemnifying Party 15 days after such notice is given.

         Section 14.5. SURVIVAL OF INDEMNIFICATION. The provisions contained in this ARTICLE XIV shall remain in full force and effect whether or not any of the transactions contemplated hereby are consummated and notwithstanding the termination of this Agreement or the payment in full of all Obligations hereunder.

         Section 14.6. LIABILITY NOT EXCLUSIVE; PAYMENTS. The agreements of the Indemnifying Party in this ARTICLE XIV shall be in addition to any liability that each may otherwise have. All amounts due under this ARTICLE XIV shall be payable as incurred upon written demand therefor.






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

                                  ARTICLE XV.
                            THE ADMINISTRATIVE AGENT

         Section 15.1. APPOINTMENT. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

         Section 15.2. DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to the advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

         Section 15.3. EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement, opinion or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Parent or any of its Subsidiaries (including the Borrower).

         Section 15.4. RELIANCE BY THE ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any notes, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Parent or the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of the Loans as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

         Section 15.5. NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge due or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender, a Guarantor or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a





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

notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         Section 15.6. NON-RELIANCE ON THE ADMINISTRATIVE AGENT, THE ARRANGER AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Administrative Agent, the Arranger nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or the Arranger hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Arranger to any Lender. Each Lender represents to the Administrative Agent and the Arranger that it has, independently and without reliance upon the Administrative Agent, the Arranger or any other Lenders, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition, prospects and credit worthiness of the Borrower and each Guarantor and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender confirms that it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition, prospects and credit worthiness of the Borrower and each Guarantor. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Administrative Agent nor the Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial or other condition, prospects or credit worthiness of the Parent or any of its Subsidiaries which may come into the possession of the Administrative Agent, the Arranger or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         Section 15.7. INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent and the Arranger in their respective capacities (to the extent not reimbursed by the Borrower or any Guarantor and without limiting the obligation of the Borrower and any Guarantor to do so), ratably according to their respective Commitments in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (include, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent or the Arranger in any way relating to or arising out of, the Commitments, this Agreement, any other Loan Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing, PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's or the Arranger's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other Obligations payable hereunder.

         Section 15.8. ADMINISTRATIVE AGENT, ARRANGER IN THEIR INDIVIDUAL CAPACITIES. The Administrative Agent, the Arranger and their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any Guarantor as though the Administrative Agent or the Arranger, as the case may be, were not acting in such capacities hereunder and under the other Loan Documents. With respect to the Loans made or renewed by them, each of the Administrative Agent and the Arranger shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent or the Arranger, as the case may be, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.





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

         Section 15.9. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 30 days notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent (PROVIDED that, so long as no Default or Event of Default shall have occurred, it shall have been approved by the Borrower, such approval not to be unreasonably withheld), shall succeed to the rights, powers and duties of the Administrative Agent, hereunder. Effective upon such appointment and approval (if approval is necessary), the term "Administrative Agent" shall mean and include such successor agent, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent the provisions of this Article XV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

         Section 15.10. LIMITATION OF DUTIES. The Arrangers, in their capacity as such, shall have no duties or responsibilities, and shall incur no liabilities, under this Agreement or the other Loan Documents.

                                  ARTICLE XVI.
                                 MISCELLANEOUS

         Section 16.1. EXPENSES; DOCUMENTARY TAXES. The Borrower agrees to pay
(a) all reasonable out-of-pocket expenses (including, without limitation, expenses incurred in connection with due diligence of the Lenders) associated with the preparation, execution and delivery, administration, waiver, enforcement or modification and enforcement of the documentation contemplated hereby and (b) the reasonable fees and disbursements of legal counsel to the Lenders in connection with the transactions contemplated herein, including in each case those incurred prior to the date hereof, regardless of whether the transactions contemplated hereby are consummated. The Borrower agrees to indemnify the Lenders against any transfer taxes, documentary taxes, assessments or charges made by any Governmental Entity by reason of the execution and delivery, or the terms, of this Agreement or any of the other Loan Documents.

         Section 16.2. NOTICES. All notices and other communications pertaining to this Agreement or any Loan shall be in writing and shall be delivered (a) in Person (with receipt acknowledged), (b) by facsimile (confirmed immediately in writing by a copy mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as hereafter set forth), (c) by registered or certified mail, return receipt requested, postage prepaid, or (d) by overnight courier, addressed as follows:

                           (i)      If to the Administrative Agent, to it at:

                                    Barclays Bank PLC Australian Branch
                                    Level 24
                                    400 George Street
                                    Sydney NSW 2000
                                    Australia
                                    Attention:  Richard Palmer/Alex York
                                    Facsimile No.: 011 61 2 9220 6090

                                    with a copy to:

                                    Barclays Bank PLC
                                    222 Broadway
                                    New York, New York  10038
                                    Attention: Graham McGahen/Jim McCarthy
                                    Facsimile No.: (212) 412-1466

                           (ii) If to any Lender, to it at its address set
forth on the signature pages hereto;

                           (iii) If to the Borrower or any Guarantor, to it at:

                                    Freight Victoria Limited
                                    c/o RailAmerica, Inc.
                                    301 Yamato Road, Suite 1190
                                    Boca Raton, Florida 33431
                                    Attention:  Gary O. Marino
                                            Chief Executive Officer
                                    Facsimile No.:  (561) 994-3929

                                    with copies to:

                                    Freight Victoria Limited
                                    140 King Street
                                    Melbourne, Victoria
                                    3000 Australia
                                    Attention: Chief Financial Officer
                                    Facsimile No.: 61 3 9614 4801

                                    Minter Ellison
                                    Rialto Towers
                                    525 Collins Street
                                    Melbourne Victoria
                                    3000  Australia
                                    Attention: Kerry C. H. Duncan
                                    Facsimile No.: 61 3 9229 2666

                                    Shutts & Bowen LLP
                                    250 Australian Avenue South
                                    Suite 500
                                    West Palm Beach, Florida 33401
                                    Attention: Scott G. Williams
                                    Facsimile No.: (561) 650-8530

or to such other Person or address as shall be furnished in writing delivered to the other parties in compliance with this SECTION 16.2.

         Section 16.3. CONSENT TO AMENDMENTS AND WAIVERS.

                  (a) Subject to SECTION 12.13 and except as provided in
SECTION 16.3(B), this Agreement may be amended or supplemented with the consent of the Borrower, each Guarantor and the Majority Lenders and any existing default or compliance with any provision of this Agreement may be waived with the consent of the Majority Lenders. Loans held by the Borrower or any of its Affiliates will not be deemed to be outstanding for purposes of this SECTION 16.3.

                  (b) Notwithstanding the provisions of SECTION 16.3(A), without the consent of each Lender directly affected thereby, an amendment or waiver may not: (i) reduce the principal amount of any Loan, (ii) change the fixed maturity of any Loan, (iii) reduce the rate of or change the time for payment of interest on any Loan, (iv) waive a Default or Event of Default in the payment of principal of, or premium, fees or interest, if any, on the Loans or any other amounts payable under any of the Loan Documents, (v) except as provided in SECTION 2.2(C), make any Loan payable in money other than that stated in the applicable Loan, (vi) make any change in the provisions of this Agreement relating to the rights of Lenders to receive (A) prepayments on, or
(B) payments of principal of, premium, if any, or fees or interest on, the Loans, (vii) make any change to the provisions of ARTICLE IX that would adversely affect the rights of any Lender, or (viii) make any change in the foregoing amendment and waiver provisions. Notwithstanding the provisions of
SECTION 16.3(A), the provisions of ARTICLE XV shall not be amended or supplemented without the consent of the Administrative Agent.

                  (c) Neither Guarantor shall permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Lender for or as an inducement to any consent, waiver or amendment permitted by SECTION 16.3(A) unless such consideration is offered to be paid and is paid to all Lenders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

         Section 16.4. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Borrower, each Guarantor, the Affected Parties, the Arranger and each of their respective successors and assigns. Except as expressly in this Agreement, nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. Except as expressly provided in this Agreement, this Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Affected Parties (including without limitation the Arranger) and their respective successors and assigns, and for the benefit of no other Person.

         Section 16.5. NEW YORK LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (AFTER GIVING EFFECT TO SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BUT WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISIONS THEREOF WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION). EACH PARTY HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY (EACH, A "NEW YORK COURT") FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         Section 16.6. [Reserved.]

         Section 16.7. MARSHALLING; RECAPTURE. Neither the Administrative Agent nor any Lender shall be under any obligation to marshall any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent any Lender receives any payment by or on behalf of the Borrower, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Borrower or its estate, trustee, receiver, custodian or any other party under any Bankruptcy Law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid and shall be included within the liabilities of Borrower to such Lender as of the date such initial payment, reduction or satisfaction occurred.

         Section 16.8. LIMITATION OF LIABILITY. No claim may be made by the Borrower, any Guarantor or any other Person against the Administrative Agent, the Security Trustee, the Arranger or any Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any theory of liability arising out of or related to the transactions contemplated by this Agreement or the other Loan Documents, or any act, omission or event occurring in connection therewith; and the Borrower and each Guarantor hereby waive, release and agree not to sue and shall cause each of its respective Subsidiaries to waive, release or agree not to sue (if required), upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         Section 16.9. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

         Section 16.10. CURRENCY INDEMNITY. The Borrower acknowledges and agrees that this is a credit transaction where specification of dollars is of the essence and dollars shall be the currency of account and payment in all events except as provided in SECTION 2.2(C). If, pursuant to a judgment or for any other reason, payment shall be made in another currency and such payment, after prompt conversion to dollars and transfer to New York City in accordance with normal banking procedures, falls short of the sum due the Lenders in dollars, the Borrower shall pay the Lender such shortfall and the Lenders shall have a separate cause of action for such amount.

         Section 16.11. WAIVER OF IMMUNITY. To the extent that the Borrower or any Guarantor has or hereafter may acquire any immunity from:

                  (a) the jurisdiction of any court of (i) any jurisdiction in which the Borrower or any Guarantor owns or leases property or assets including, without limitation, Australia and the States of New South Wales and Victoria or (ii) the United States, the State of New York or any political subdivision thereof; or

                  (b) from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property and assets, this Agreement, any Loan Document or actions to enforce judgments in respect of any thereof, it hereby irrevocably waives such immunity in respect of its Obligations under the above- referenced documents.

         Section 16.12. FREEDOM OF CHOICE. The submission to the jurisdiction of the courts referred to in this ARTICLE XVI shall not (and shall not be construed so as to) limit the right of any Lender to take proceedings against the Borrower or any Guarantor in the courts of any country in which the Borrower or such Guarantor has assets (including, without limitation, Australia) or in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

         Section 16.13. SUCCESSORS AND ASSIGNS. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants and agreements of the Borrower and each Guarantor in this Agreement shall bind their respective successors and assigns. Neither the Borrower nor any Guarantor may assign or transfer any of its rights or obligations hereunder (by operation of law or otherwise) without the prior written consent of the Majority Lenders.

         Section 16.14. MERGER. This Agreement and the other documents executed in connection therewith constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements among the parties relating to the subject matter hereof, except for those provisions in the Fee Letter and the Engagement Letter that are in addition to the provisions contained herein. The Commitment Letter shall be deemed to have terminated as of the date of this Agreement, except for the Borrower's and the Parent's obligations under the exclusivity paragraph of
Section 1, Section 5 and Annex A, and the Borrower's obligations under Section 10 of the Commitment Letter, which shall survive forever.

         Section 16.15. SEVERABILITY CLAUSE. In case any provision in this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective in such jurisdiction only to the extent of such invalidity, illegality or unenforceability.

         Section 16.16. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in or incorporated into this Agreement, or contained in Officers' Certificates submitted pursuant hereto, shall remain operative and in full force and effect until all Obligations under all of the Loan Documents have been repaid in full, regardless of any investigation made by or on behalf of the Lenders or any controlling Person of the Lenders, or by or on behalf of the Borrower or any controlling Person of the Borrower.

         Section 16.17. CONFIDENTIALITY. Each of the Arranger, the Administrative Agent and the Lenders agrees to keep confidential all non-public information provided to it by the Borrower or any Guarantor pursuant to this Agreement or any other Loan Documents; PROVIDED that nothing herein shall prevent the Arranger, the Administrative Agent or any Lender from disclosing any such information (a) to the Arranger, the Administrative Agent, any other Lender or any affiliate of any Lender, (b) to any assignee of any Lender or any Participant (each, a "Transferee") or prospective Transferee which agrees to comply with the provisions of this SECTION 16.17, (c) any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) upon the request or demand of any Governmental Entity having jurisdiction over it, (e) in response to any order of any court or other Governmental Entity or as may otherwise be required pursuant to any statute, rule, law or regulation,
(f) if requested or required to do so in connection with any litigation or similar proceeding, (g) which has been publicly disclosed other than in breach of this SECTION 16.17, (h) to any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.



                            [signature pages follow]

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                   FREIGHT VICTORIA LIMITED



                                   By: /s/ GARY. O. MARINO
                                       ----------------------------------------
                                   Name:   Gary O. Marino
                                   Title:  Director



                                   By: /s/ DONALD D.  REDFEARN
                                       ----------------------------------------
                                   Name:   Donald D. Redfearn
                                   Title:  Director



                                   RAILAMERICA, INC.



                                   By: /s/ GARY O.  MARINO
                                       ----------------------------------------
                                   Name:   Gary O. Marino
                                   Title:  Chairman and Chief Executive
                                           Officer



                                   RAILAMERICA AUSTRALIA PTY LTD.



                                   By: /s/ GARY O.  MARINO
                                       ----------------------------------------
                                   Name:   Gary O. Marino
                                   Title:  Director



                                   By: /s/ DONALD D.  REDFEARN
                                       ----------------------------------------
                                   Name:   Donald D. Redfearn
                                   Title:  Director

                                   RAILAMERICA AUSTRALIA, INC.

                                   By: /s/ GARY O.  MARINO
                                       ----------------------------------------
                                   Name:   Gary O. Marino
                                   Title:  President and Chief
                                           Executive Officer



                                   BARCLAYS BANK PLC AUSTRALIAN BRANCH,
                                   as Administrative Agent



                                   By: / / RICHARD J.  PALMER
                                       ----------------------------------------
                                   Name:   Richard J. Palmer
                                   Title:  Associate Director

Lenders:

Commitment Amount:

$100,000,000.00                    BARCLAYS BANK PLC
                                   AUSTRALIAN BRANCH
                                   (ARBN 062 449 585), as a Lender



                                   By: /s/ RICHARD J. PALMER
                                       ----------------------------------------
                                   Name:   Richard J. Palmer
                                   Title:  Associate Director



                                   Payment Instructions:

                                   Name of Bank: Barclays Bank PLC New York
                                   CHIPS: 244419
                                   Account No. 280890041
                                   For the account of: Barclays Bank
                                     PLC Australian Branch
                                   Ref: Freight Victoria

                                                                      EXHIBIT A

                  [WHEN SIGNED IN AUSTRALIA, NOT TO BE SIGNED
                       OUTSIDE OF NEW SOUTH WALES OR THE

                         AUSTRALIAN CAPITAL TERRITORY]
                                    FORM OF

                           ASSIGNMENT AND ACCEPTANCE

                  Reference is made to the Senior Secured Loan Facility and Guaranty Agreement, dated as of April 30, 1999 (as amended, supplemented or otherwise modified from time to time, the "LOAN AGREEMENT"), by and among Freight Victoria Limited, a company incorporated in the Australian Capital Territory (the "BORROWER"), the Guarantors party thereto, the Lenders party thereto and Barclays Bank PLC, as Administrative Agent (in such capacity, the "ADMINISTRATIVE AGENT"). Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

         1. The Assignor identified on Schedule I hereto (the "ASSIGNOR") and the Assignee identified on Schedule I hereto (the "ASSIGNEE") agree as follows:

         2. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the percentage interest described in
Schedule I hereto (the "ASSIGNED INTEREST") in and to the Assignor's rights and obligations under the Loan Agreement (the "ASSIGNED FACILITIES"), in a principal amount for the Assigned Facilities as set forth on Schedule I hereto.

         3. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or with respect to the execution, legality, validity, enforceabilility, genuineness, sufficiency or value of the Loan Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Guarantor or any Guarantor Subsidiary or any other obligor or the performance or observance by the Borrower or any Guarantor or any other obligor of any of their respective obligations under the Loan Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any notes, if any, held by it evidencing the Assigned Facilities and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached notes for a new note or notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange the attached notes, if any, for a new note or notes, if any, payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which are effective on the Effective Date).

         4. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Loan Agreement, and all schedules and exhibits thereto together with copies of the financial information delivered pursuant to
Section 4.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; (e) agrees that it will be bound by the provisions of the Loan Agreement and will perform in accordance with its terms all the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender; (f) agrees that it shall have no recourse against the Assignor with respect to any matters relating to the Loan Agreement, the other Loan Documents or any others instrument or documents furnished pursuant hereto or thereto; and (g) agrees that it will be bound by the provisions of the RailAmerica Security Trust Deed in its capacity as a beneficiary under that trust.

         5. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule I hereto (the "EFFECTIVE DATE"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to Section 6.2 of the Loan Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

         6. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

         7. From and after the Effective Date, (a) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement.

         8. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of this __ day of ______, ____ by their respective duly authorized officers on Schedule I hereto.



                                      [ASSIGNOR]



                                      By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------



                                      [ASSIGNEE]



                                      By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------

                                   Schedule I
                          to Assignment and Acceptance

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

             Principal Commitment                     Commitment Percentage(1)
               Amount Assigned                               Assigned
             --------------------                     ------------------------

                $_____________                          ______ . _____ %







--------

(1) Calculate the Commitment Percentage that is assigned to at least 9 decimal places and show as a percentage of the aggregate commitments of all Lenders